SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Deere & Company
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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____________________________________________________________________________________
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DEERE & COMPANY
One John Deere Place
Moline, Illinois 61265
_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 23, 2011

Deere’s annual stockholders’ meeting will be held on Wednesday, February 23, 2011, at 10:00 a.m. Central Standard Time at Deere’s headquarters at One John Deere Place, Moline, in Rock Island County, Illinois. You can find directions to our headquarters on the back cover of the Proxy Statement. At the annual meeting, stockholders will be asked to:

1.	Elect the following directors (see page 4); Charles O. Holliday, Jr. Dipak C. Jain Joachim Milberg Richard B. Myers

2.	Cast a non-binding advisory vote on executive compensation (“say-on-pay”) (see page 12);

3.	Cast a non-binding advisory vote on the frequency of say-on-pay votes (see page 13);

4.	Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2011 (see page 14); and

5.	Consider any other business properly brought before the meeting.

You may vote at the meeting if you were a Deere stockholder of record at the close of business on December 31, 2010.

To be sure that your shares are properly represented at the meeting, whether you attend or not, please sign, date, and promptly mail the enclosed proxy card or voter instruction form in the enclosed envelope, or vote through the telephone or Internet voting procedures described on the proxy card or voter instruction form. If your shares are held in the name of a bank, broker, or other holder of record, telephone or Internet voting will be available to you only if offered by them. Their procedures should be described on the voting form they send to you.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK, OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORD HOLDER.

Along with the attached Proxy Statement, we are also sending you our 2010 annual report, which includes our financial statements. Most of you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 3 of the Proxy Statement and your proxy card for further information.

For the Board of Directors,

Moline, Illinois	GREGORY R. NOE
January 14, 2011	Secretary

PROXY STATEMENT

Why am I receiving this proxy statement?
The Deere & Company Board of Directors (the “Board”) is soliciting proxies for the 2011 Annual Meeting of Stockholders (the “meeting” or “Annual Meeting”). You are receiving a proxy statement because you owned shares of Deere & Company (“Deere,” “we,” or the “Company”) common stock at the close of business on December 31, 2010, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision (the “Proxy Statement”).

The Notice of Annual Meeting, Proxy Statement, proxy cards, and voter instruction cards are being mailed to stockholders on or about January 14, 2011.

What will I be voting on?
  Election of directors (see page 4);
  Advisory vote on executive compensation (“say-on-pay”) as disclosed in this Proxy Statement (see page 12);
  Advisory vote on the frequency of say-on-pay votes (see page 13); and
  Ratification of the independent registered public accounting firm (see page 14).
How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

Follow the instructions on your voting instruction form or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.

Stockholders voting by proxy may use one of the following three options:
  fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;
  vote by Internet (if available, instructions are on the voter instruction form or proxy card); or
  vote by telephone (if available, instructions are on the voter instruction form or proxy card).
If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record to see which options are available to you.

The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. Eastern Standard Time on February 22, 2011. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 18, 2011, or the shares represented by the card will not be voted.

Can I change my vote?
Yes. At any time before your proxy is voted, you may change your vote by:
  revoking it by written notice to Gregory R. Noe, our Secretary, at the address on the cover of this Proxy Statement;
  delivering a later-dated proxy (including a telephone or Internet vote); or
  voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
You will have one vote for every share of Deere common stock that you owned at the close of business on December 31, 2010.

How many shares are entitled to vote?
There are 421,098,602 shares of Deere common stock outstanding as of December 31, 2010 and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?
Under our Bylaws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the Annual Meeting.

How many votes are needed for the proposals to pass?
  Nominees for director who receive the majority of votes cast will be elected as a director. The number of shares voted “for” a nominee must exceed the number of votes “against” that nominee. In the event the number of nominees exceeds the number of directors to be elected, the nominees who receive the most votes will be elected as directors.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the advisory vote to adopt the resolution approving the Company’s executive compensation as disclosed in this Proxy Statement.
  The advisory vote on the frequency of say-on-pay votes (every one, two, or three years) is a plurality vote. Deere will consider stockholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.
What if I vote “abstain”?
A vote to “abstain” on the election of directors and the advisory vote on the frequency of non-binding say-on-pay votes will have no effect on the outcome. A vote to “abstain” on the other proposals will have the effect of a vote against.

If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What if I don’t return my proxy card and don’t attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, advisory vote on executive compensation, and advisory vote on the frequency of say-on-pay votes.

For the aforementioned proposals for which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker on such proposals, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?
Yes. Your voting records will not be disclosed to us except:
  as required by law;
  to the inspectors of voting; or
  if the election is contested.
The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors.

If you are a holder of record or an employee savings plan participant, and you write comments on your proxy card, your comments will be provided to us, but your vote will remain confidential.

ANNUAL REPORT

Will I receive a copy of Deere’s Annual Report?
Unless you have previously elected to view our annual reports over the Internet, we have mailed to you our Annual Report for the year ended October 31, 2010, with this Proxy Statement. The Annual Report includes our audited financial statements, along with other financial information, and we urge you to read it carefully.

How can I receive a copy of Deere’s 10-K?
You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended October 31, 2010 (the “Form 10-K”), by:
  accessing our Internet site at www.deere.com/stock; or
  writing to:
     Deere & Company
     Stockholder Relations
     One John Deere Place
     Moline, Illinois 61265-8098

You can also obtain a copy of our Form 10-K and other periodic filings with the Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access Deere’s proxy materials and Annual Report electronically?
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 23, 2011.

The Proxy Statement and Annual Report to security holders are available on our Internet site at www.deere.com/stock.

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:
  following the instructions provided on your proxy card or voter instruction form;
  following the instructions provided when you vote over the Internet; or
  going to http://enroll.icsdelivery.com/de and following the instructions provided.
If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions at http://enroll.icsdelivery.com/de. Unless you subsequently elect to opt out, future notices will be available through Internet access. You do not have to re-elect Internet access each year.

INFORMATION NOT INCORPORATED INTO THIS PROXY STATEMENT

The information on our website (www.deere.com) is not, and shall not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

HOUSEHOLDING INFORMATION

What is “householding”?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the Annual Report and Proxy Statement will be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

Householding will not affect dividend check mailings in any way.

If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or oral request to Deere & Company Stockholder Relations, One John Deere Place, Moline, Illinois 61265-8098, (309) 765-4539.

How do I revoke my consent to the householding program?
If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements, and other disclosure documents, you must revoke your consent by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

ELECTION OF DIRECTORS

Charles O. Holliday, Jr., Dipak C. Jain, Joachim Milberg, and Richard B. Myers are to be elected for terms expiring at the annual meeting in 2012. On February 24, 2010, stockholders approved an amendment to the Company’s Certificate of Incorporation to provide for the annual election of directors. Directors elected to three-year terms prior to the effective date of the amendment, including the directors elected at our 2010 annual meeting, will complete those terms. Beginning in 2013, all members of the Board will be elected annually.

The Corporate Governance Committee of the Board recommended these individuals to the Board and the Board nominated them.

Each nominee’s age, present position, directorships at public companies and registered investment companies during the past five or more years, positions with Deere, current directorships in other companies, and key qualifications, experiences, and attributes qualifying them to serve on the Company’s Board appear below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL FOUR NOMINEES.

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Charles O. Holliday, Jr. Age 62
Chairman of the Board, Bank of America Corporation
  Chairman of Bank of America Corporation (banking, investing, and asset management) since April 2010
  Chairman from January 1999 to December 2009 and Chief Executive Officer from 1999 through 2009 of DuPont (agricultural, electronics, materials science, safety and security, and biotechnology)
  Director of Deere since May 2007. Presiding Director of the Board since May 2009. Chair of Audit Review Committee and member of Corporate Governance and Executive Committees
  Other current directorships: CH2M HILL Companies, Ltd. and Royal Dutch Shell plc
  Other previous directorships: E.I. du Pont de Nemours and Company and HCA Inc.
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Holliday should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman and Chief Executive Officer of DuPont, the breadth of his experiences in auditing, compensation, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter expertise in the areas of engineering, finance, business development, and corporate responsibility.

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Dipak C. Jain Age 53
Sandy & Morton Goldman Professor in Entrepreneurial Studies and Professor of Marketing, Dean Emeritus, Kellogg School of Management, Northwestern University
  Dean, Kellogg School of Management, Northwestern University, Evanston, Illinois - July 2001 to September 2009
  Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University - 1996 to 2001
  Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management, Northwestern University - 1994 to July 2001, and since September 2009
  Visiting professor of marketing at Sasin Graduate Institute of Business Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; Indian School of Business, Hyderabad, India
  Director of Deere since 2002. Member of Audit Review and Pension Plan Oversight Committees
  Other current directorships: Northern Trust Corporation, Reliance Industries Limited, India, and Global Logistic Properties Limited, Singapore
  Other previous directorships: Hartmarx Corporation, Peoples Energy Corporation, and UAL Corp.
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jain should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Dean of the Kellogg School of Management and as a foreign affairs adviser for the Prime Minister of Thailand, the breadth of his experiences in compensation, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter expertise in the areas of marketing, global product diffusion, and new product forecasting and development.

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Joachim Milberg Age 67
Chairman of the Supervisory Board of Bayerische Motoren Werke (BMW) AG
  Chairman of the Supervisory Board of Bayerische Motoren Werke (BMW) AG (motor vehicles) since May 2004
  Retired Chief Executive Officer of BMW AG since May 2002
  Chairman of the Board of Management and Chief Executive Officer of BMW AG - February 1999 to May 2002
  Director of Deere since 2003. Member of Audit Review and Corporate Governance Committees
  Other current directorships: Bertelsmann AG, BMW AG, Festo AG, SAP AG, and ZF Friedrichshafen AG
  Other previous directorships: Allianz Versicherungs AG and MAN AG
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Milberg should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chief Executive Officer of BMW and Chairman of BMW’s Board of Management and Supervisory Board, the breadth of his global experiences from his service as a member of the Board of Directors of non-U.S.-based corporations, and his subject matter expertise in the areas of engineering, production automation, and robotic technology.

Richard B. Myers Age 68
Retired Chairman of the Joint Chiefs of Staff and Retired General of the United States Air Force
  Retired Chairman of the Joint Chiefs of Staff (principal military advisor to the President, the Secretary of Defense, and the National Security Council) and Retired General of the United States Air Force since September 2005
  Colin L. Powell Chair for National Security, Leadership, Character, and Ethics at the National Defense University since March 2006
  Foundation Professor of Military History and Leadership at Kansas State University since February 2006
  Chairman of the Joint Chiefs of Staff and General of the United States Air Force - October 2001 to September 2005
  Director of Deere since April 2006. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Aon Corporation, Northrop Grumman Corporation, and United Technologies Corporation
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Myers should serve on Deere’s Board of Directors: his leadership qualities developed from his service as the 15th Chairman of the Joint Chiefs of Staff, the breadth of his experiences in compliance, finance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter expertise in the areas of crisis management, national security, and international geo-politics.

DIRECTORS CONTINUING IN OFFICE

The seven persons named below are currently serving as our directors. Their terms will expire at the annual meetings in 2012 and 2013, as indicated. Each director’s age, present position, directorships at public companies and registered investment companies during the past five or more years, positions with Deere, current directorships in other companies, and key qualifications, experiences, and attributes qualifying them to serve on the Company’s Board appear below.

TERMS EXPIRING AT ANNUAL MEETING IN 2012

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Crandall C. Bowles Age 63
Chairman of Springs Industries, Inc. and Chairman, The Springs Company
  Chairman of Springs Industries, Inc. (home furnishings) and The Springs Company since August 2007
  Co-Chairman and Co-Chief Executive Officer of Springs Global US, Inc. and Springs Global Participacoes S. A. - January 2006 to August 2007
  Chairman and Chief Executive Officer of Springs Industries, Inc. - April 1998 to January 2006
  Director of Deere from 1990 to 1994 and since 1999. Chair of Corporate Governance Committee and member of Compensation and Executive Committees
  Other current directorships: JP Morgan Chase & Company and Sara Lee Corporation
Key Qualifications, Experiences, and Attributes:
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Bowles should serve on Deere’s Board of Directors: her leadership qualities developed from her service as Chairman and Chief Executive Officer of Springs Industries, the breadth of her experiences in auditing, risk management, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and her subject matter expertise in the areas of economics and sales and marketing of consumer products.

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Vance D. Coffman Age 66
Retired Chairman of Lockheed Martin Corporation
  Retired Chairman of Lockheed Martin Corporation (aerospace, defense, and information technology) since April 2005
  Chairman of Lockheed Martin Corporation - April 1998 to April 2005
  Chief Executive Officer of Lockheed Martin Corporation - August 1997 to August 2004
  Director of Deere since 2004. Chair of Compensation Committee and member of Corporate Governance and Executive Committees
  Other current directorships: 3M Company and Amgen Corporation
  Other previous directorships: Bristol-Myers Squibb Company
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Coffman should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Lockheed Martin Corporation, the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter expertise in the areas of engineering, manufacturing, and finance.

Clayton M. Jones Age 61
Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc.
  Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc. (aviation electronics and communications) since June 2002
  Director of Deere since August 2007. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Rockwell Collins, Inc.
  Other previous directorships: Unisys Corporation
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc., the breadth of his experiences in finance, compensation, and other areas of oversight while serving as a member of the Board of Directors of Unisys Corporation, and his subject matter expertise in the areas of government affairs and marketing.

Name and Age at	Present Position, Principal Occupations during the Past Five Years,
December 31, 2010	Positions with Deere, Other Directorships, and Key Qualifications
Thomas H. Patrick Age 67
Chairman of New Vernon Capital, LLC
  Chairman of New Vernon Capital, LLC (private equity fund) since 2003
  Executive Vice Chairman of Merrill Lynch & Co., Inc. - November 2002 to July 2003
  Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. - February 2000 to November 2002
  Director of Deere since 2000. Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees
  Other directorships: Baldwin & Lyons, Inc. and Computer Sciences Corporation
  Other previous directorships: optionsXpress Holdings, Inc.
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Patrick should serve on Deere’s Board of Directors: his leadership qualities developed from his service as an executive officer of Merrill Lynch & Co., Inc., the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other corporations, and his subject matter expertise in the areas of finance, economics, and asset management.

TERMS EXPIRING AT ANNUAL MEETING IN 2013

Name and Age at	Present Position, Principal Occupations during the Past Five or More
December 31, 2010	Years, Positions with Deere, Other Directorships, and Key Qualifications
Samuel R. Allen Age 57
Chairman and Chief Executive Officer of Deere
  Chairman and Chief Executive Officer of Deere since February 2010
  President and Chief Executive Officer of Deere - August 2009 to February 2010
  President and Chief Operating Officer of Deere – June 2009 to August 2009
  President, Worldwide Construction & Forestry Division and John Deere Power Systems of Deere – March 2005 to June 2009
  President, Global Financial Services, John Deere Power Systems and Corporate Human Resources of Deere – November 2003 to March 2005
  Director of Deere since June 2009. Chair of Executive Committee
  Other current directorships: Whirlpool Corporation
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Allen should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2001, the breadth of his management experiences within and knowledge of each of Deere’s major global operations, and his subject matter expertise in the areas of engineering, manufacturing, and industrial management.

Name and Age at	Present Position, Principal Occupations during the Past Five or More
December 31, 2010	Years, Positions with Deere, Other Directorships, and Key Qualifications
Aulana L. Peters Age 69
Retired Partner of Gibson, Dunn & Crutcher LLP
  Retired Partner of Gibson, Dunn & Crutcher LLP (law firm) since 2000
  Member of the International Public Interest Oversight Board for auditing, ethics, and accounting education standards since February 2005
  Member of the Public Oversight Board of the American Institute of Certified Public Accountants - January 2001 to March 2002
  Commissioner of the Securities and Exchange Commission - 1984 to 1988
  Director of Deere since 2002. Member of Audit Review and Corporate Governance Committees
  Other current directorships: 3M Company and Northrop Grumman Corporation
  Other previous directorships: Merrill Lynch & Co., Inc.
Key Qualifications, Experiences, and Attributes:
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Peters should serve on Deere’s Board of Directors: her leadership qualities developed from her experiences while serving as a partner of a global law firm and as Commissioner of the SEC, the breadth of her experiences in auditing, finance, and other areas of oversight while serving as a member of the Board of Directors of other major global corporations, and her subject matter expertise in the areas of corporate governance, Sarbanes-Oxley compliance, and corporate ethics and professional standards.

David B. Speer Age 59
Chairman and Chief Executive Officer of Illinois Tool Works Inc.
  Chairman and Chief Executive Officer of Illinois Tool Works Inc. (engineered components, industrial systems, and consumables) since May 2006
  Chief Executive Officer and President of Illinois Tool Works Inc. - August 2005 to May 2006
  President of Illinois Tool Works Inc. - August 2004 to August 2005
  Executive Vice President of Illinois Tool Works Inc. - October 1995 to August 2004
  Director of Deere since November 2008. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Illinois Tool Works Inc. and Rockwell Automation, Inc.
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Speer should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman and Chief Executive Officer of Illinois Tool Works, Inc., the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter expertise in the areas of engineering, manufacturing, and the construction product business.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that Deere seek a non-binding advisory vote from its stockholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board.

Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric or as a function of the Company’s stock price. We have chosen the selected metrics to align employee compensation, including compensation for the executives named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers,” hereinafter referred to as “NEOs”), to our business strategy.

The Committee regularly reviews best practices related to executive compensation to ensure alignment with our business strategy and compensation philosophy. Recent examples of actions taken related to NEO compensation are:
  For the Short-Term Incentive (“STI”) Plan:
    Approved re-alignment of metrics to reflect business conditions (fiscal 2010) and the Company’s strategy (fiscal 2011); and
    Increased the level of performance required to reach minimum, target, and maximum payout by requiring that STI plan costs (starting in fiscal 2009) and MTI plan costs (starting in fiscal 2011) be expensed prior to payout.
  For the Mid-Term Incentive (“MTI”) Plan:
    Approved increases in the SVA goals needed to achieve maximum payout (fiscal 2009); and
    For the performance period starting in fiscal 2011:
      Transitioned to a three-year performance period and approved SVA goals to support the Company’s strategy; and
      Increased the level of performance required to reach minimum, target, and maximum payout by requiring that MTI plan costs be expensed prior to payout.
  For the Long-Term Incentive (“LTI”) Plan:
    Reduced the value of the LTI award delivered in December 2008 and 2009 by 10% to align with market; and
    For fiscal 2011, re-aligned the mix of the LTI award to include performance share units issued based on Total Stockholder Return and revenue growth over a three-year period to continue aligning compensation to stockholder interests and the Company’s performance.
  Adopted a Change in Control Program (fiscal 2009) to replace existing Change in Control Agreements and included the following benefit changes:
    Changed the calculation of executive bonus to a multiple of target bonus rather than the greater of target or actual bonus earned;
    Eliminated excise tax gross up; and
    Eliminated additional years of service credit under the supplemental retirement benefit program.

  Generally moved from a “single trigger” to a “double trigger” change in control provision in the Omnibus Plan, such that a participant will receive benefits only if both a change in control and a qualifying termination occur; and
  Eliminated tax gross ups except for those available to all employees (moving expenses or international assignments).
As illustrated by the aforementioned Committee actions, the Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term stockholder value. The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement aligns with our peer group pay practices and coincides with our compensation philosophy.

FOR THE REASONS STATED, DEERE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation awarded by the Company to the NEOs, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement as required by the rules of the Securities and Exchange Commission.”

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board or the Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remains with the Board and the Committee.

The Board believes that the Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of Deere and its stockholders.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.

ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years the Company is required to submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation shall occur every one, two, or three years.

After careful consideration of the various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis is appropriate for Deere and its stockholders at this time.

DEERE’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “1 YEAR.”

The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). Stockholders are not voting to approve or disapprove the Board’s recommendation.

Effect of Proposal

The frequency vote is non-binding. Stockholder approval of a one, two, or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two, or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board and/or its committees.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Committee will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm to audit Deere’s financial statements and internal controls over financial reporting for fiscal 2011. The Audit Review Committee and the Board are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the stockholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the stockholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interest of Deere and its stockholders.

We expect that a representative of Deloitte & Touche LLP will be at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended October 31, 2010 and 2009, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

Audit Fees

The aggregate fees billed include amounts for the audit of Deere’s annual financial statements, the reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations. Audit Fees for the fiscal years ended October 31, 2010 and 2009, were $14.5 million and $13.4 million, respectively.

Audit-Related Fees

During the last two fiscal years, Deloitte & Touche has provided Deere with assurance and related services that are reasonably related to the performance of the audit of our financial statements. The aggregate fees billed for such audit-related services for the fiscal years ended October 31, 2010 and 2009, were $0.8 million and $0.8 million, respectively. These services included audits of financial statements of employee benefit plans and various attestation services.

Tax Fees

There were no fees billed for tax services for the fiscal years ended October 31, 2010 and October 31, 2009.

All Other Fees

There were no fees billed for services not included above for the fiscal years ended October 31, 2010 and October 31, 2009.

Pre-approval of Services by the Independent Registered Public Accounting Firm

The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Review Committee will also consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more of its members between regular meetings. The member or members to whom such authority is delegated will report any specific approval of services at its next regular meeting. The Audit Review Committee will regularly review summary reports detailing all services being provided to Deere by its independent registered public accounting firm.

During fiscal 2010, all services by Deere’s independent registered public accounting firm were pre-approved by the Audit Review Committee in accordance with this policy.

OTHER MATTERS

We do not know of any other matters that will be considered at the Annual Meeting. If, however, any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2010, (unless otherwise indicated) by:
  each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
  each of our non-employee directors;
  all NEOs; and
  all individuals who served as directors or executive officers on December 31, 2010, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options, shares underlying RSUs that are scheduled to settle within 60 days of December 31, 2010, and options and RSUs that would become exercisable or be settled within 60 days of December 31, 2010 at the discretion of an individual identified in the table (e.g., upon retirement).

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. As of December 31, 2010, Deere had no preferred stock issued or outstanding.

	Shares
	Beneficially	Options		Percent of
	Owned Excluding	Exercisable		Shares
	Options	Within 60 Days	Total	Outstanding
Greater Than 5% Owners (1)
None

Non-Employee Directors (2)
Crandall C. Bowles	29,252		29,252	*
Vance D. Coffman	13,068		13,068	*
Charles O. Holliday, Jr.	7,696		7,696	*
Dipak C. Jain	19,770		19,770	*
Clayton M. Jones	7,360		7,360	*
Joachim Milberg	17,244		17,244	*
Richard B. Myers	9,712		9,712	*
Thomas H. Patrick	45,788		45,788	*
Aulana L. Peters	18,944		18,944	*
David B. Speer	7,219		7,219	*

Named Executive Officers (3)
Samuel R. Allen	69,754	527,411	597,165	*
James M. Field	12,840	142,398	155,238	*
David C. Everitt	2,624	161,850	164,474	*
James R. Jenkins	50,135	191,268	241,403	*
Michael J. Mack, Jr.	23,729	81,824	105,553	*

All directors and executive officers as a group
(18 persons) (4)	363,603	1,418,604	1,782,207	*

*	Less than 1% of the outstanding shares of Deere common stock.

(1)	The ownership information is based on information contained in reports of institutional investment managers filed with the SEC for the period ended September 30, 2010.

(2)	The table includes restricted shares and RSUs awarded to directors under Deere’s Non-Employee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2010 Director Compensation Table.) Restricted shares and RSUs may not be transferred prior to retirement as a director. RSUs are payable only in Deere common stock following retirement and have no voting rights until they are settled in shares of stock. In addition, directors own the following number of deferred stock units which are payable solely in cash under the terms of the Non-Employee Director Deferred Compensation Plan:

Director	Deferred Units
Crandall C. Bowles	27,745
Vance D. Coffman	13,799
Thomas H. Patrick	12,743

(3)	Executive officers own the following number of RSUs awarded under our Omnibus Equity and Incentive Plan as part of long-term compensation. These RSUs are not included in the table, as they cannot be settled within 60 days of December 31, 2010 and have no voting rights until they are settled in shares of stock.

Executive	Restricted Units
Samuel R. Allen	114,940
James M. Field	35,012
David C. Everitt	151,000
James R. Jenkins	67,247
Michael J. Mack, Jr.	48,483
All executive officers	510,167

(4)	The number of shares shown for all directors and executive officers as a group includes 10,187 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulations to furnish Deere with copies of all such Section 16(a) forms. Based solely on a review of the copies of such forms furnished to Deere, we believe that during 2010 all Section 16(a) filing requirements applicable to our insiders were complied with.

The Company’s policies prohibit Directors and all employees from trading in puts, calls, or similar instruments designed to hedge Deere’s securities.

CORPORATE GOVERNANCE

Corporate Governance Policies

In recognition of the importance of corporate governance as a component of providing stockholder value, our Board of Directors has adopted Corporate Governance Policies for the Company. Our Corporate Governance Policies are periodically reviewed and revised as appropriate by the Board to ensure that the policies reflect the Board’s corporate governance objectives. Pursuant to the requirements of the NYSE, these policies meet or exceed the independence standards of the NYSE. Our Corporate Governance Policies can be found on our website at http://www.deere.com/en_US/ir/corporategovernance/policies.html.

Director Independence

As part of our Corporate Governance Policies, the Board has adopted categorical standards to assist the Board in evaluating the independence of each director. The categorical standards are intended to assist the Board in determining whether or not certain relationships between our directors and Deere or its subsidiaries (either directly or indirectly as a partner, stockholder, officer, director, trustee, or employee of an organization that has a relationship with Deere) are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be not material. The categorical standards are attached as Appendix A to this Proxy Statement and are included as part of the Corporate Governance Policies referenced above. A copy may also be obtained upon request to the Deere & Company Stockholder Relations Department. In addition, each director’s independence is evaluated under our “Related Person Transactions Approval Policy” as discussed in the “Review and Approval of Related Persons Transactions” section below.

In November 2010 we reviewed the independence of each director, applying the independence standards set forth in our Corporate Governance Policies. The review considered relationships and transactions between each director (and his or her immediate family and affiliates) and each of the following: Deere, Deere’s management, and Deere’s independent registered public accounting firm.

Based on this review, at the December 2010 Board Meeting, the Board affirmatively determined that the following directors have no material relationships with Deere and its subsidiaries and are independent as defined in our Corporate Governance Policies and the listing standards of the NYSE: Mrs. Bowles, Mr. Coffman, Mr. Holliday, Mr. Jain, Mr. Jones, Mr. Milberg, Mr. Myers, Mr. Patrick, Mrs. Peters, and Mr. Speer. Mr. Allen is considered an inside director because of his employment relationship with Deere. Prior to his retirement, Mr. Lane was also considered an inside director because of his employment relationship with Deere.

Review and Approval of Related Person Transactions

The Board has adopted a “Related Person Transactions Approval Policy” (the “Related Person Policy”). Under the Related Person Policy, our Corporate Governance Committee is responsible for reviewing, approving, and ratifying all related person transactions.

Under the Related Person Policy, a related person includes:

(1)	executive officers and directors of Deere;

(2)	any holder of 5% or more of Deere’s voting securities; and

(3)	an immediate family member of anyone in categories (1) or (2).

A related person transaction is a transaction, relationship, or arrangement between a related person and Deere where:
  the amount involved exceeds $120,000; and
  any related person (as defined above) has or will have a direct or indirect material interest in the transaction.
Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Deere’s directors and officers must promptly advise our Corporate Secretary if there are any changes to the information previously provided.

After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether the transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to constitute a related person transaction are submitted to the Corporate Governance Committee for consideration at its next meeting. If action is required prior to the next meeting, the transaction is submitted to the Chairperson of the Corporate Governance Committee (“Chairperson”) and the Chairperson’s determination is then reported to the Corporate Governance Committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or the Chairperson, as applicable, considers all reasonably available relevant facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Ethics, Business Conduct Guidelines, and the best interest of our stockholders.

Patrick Mack, brother of Michael J. Mack, Jr. our President, Worldwide Construction & Forestry Operations, is an employee in the Credit division of Deere. During fiscal 2010, Patrick Mack received $580,274 in cash compensation and stock options valued at $126,261 at the time of grant. Patrick Mack’s compensation is consistent with that of other employees at his grade level. Pursuant to our Corporate Governance Committee Charter, this transaction was approved by the Corporate Governance Committee after determining that it is not inconsistent with our Code of Ethics and Business Conduct Guidelines.

During fiscal 2010, Robert W. Lane, our former Chief Executive Officer, served as a non-executive employee of the Company until December 31, 2009, and continued as Chairman of the Board of Directors until February 24, 2010. Mr. Lane’s employee compensation, all of which was approved by the full Board of Directors, is detailed in the section entitled “Compensation of Directors.”

Identification and Evaluation of Director Nominees

The Corporate Governance Committee is responsible for recommending director nominees to the Board. Such Committee considers candidates as recommended by stockholders, directors, officers, and third party search firms. Recommendations from stockholders are considered by the Corporate Governance Committee in accordance with the procedures described under the section of this Proxy Statement entitled, “Stockholder Proposals and Nominations.” The Corporate Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation.

Our Corporate Governance Policies, which are periodically reviewed by the Board of Directors, provide the general criteria and framework for assessing director candidates. In accordance with our Corporate Governance Policies, when screening candidates for nomination to the Board, the Corporate Governance Committee considers skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements in the context of an assessment of the perceived needs of the Board.

At a minimum, the Board assesses the diversity of its members and nominees on an annual basis during its performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, and gender.

Board Oversight of Risk Management

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks potentially affecting the Company.

The Audit Review Committee oversees financial, operational, strategic, and hazard-related risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit. In addition, the Audit Review Committee regularly meets with our external auditors to discuss and assess potential risks. The Audit Review Committee regularly reviews our risk management practices and risk-related policies (for example, the Company’s Business Conduct Guidelines, information security policies, risk management and insurance portfolio, and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting.

The Compensation Committee oversees potential risks related to our compensation plans, policies, and programs. The Pension Plan Oversight Committee oversees potential risks related to our U.S. qualified pension plans (other than the defined contribution savings and investment plans). The Corporate Governance Committee oversees potential risks related to our governance practices, including, among others, succession planning and the performance evaluations of the Board and the Chief Executive Officer.

The full Board oversees potential risks by regularly receiving and evaluating reports or presentations from the Chairs of the Audit Review, Compensation, Pension Plan Oversight, and Corporate Governance Committees on risk-related matters falling within each respective committee’s oversight responsibilities.

Board Leadership Structure

The Chairman of the Board also serves as our Chief Executive Officer. The Board believes that the decision regarding who should serve as Chairman and Chief Executive Officer, and whether the offices should be combined or separated, falls within the responsibilities of the Board.

Our Board members have considerable experience and knowledge about the challenges and opportunities Deere faces. The Board, therefore, is in the best position to evaluate the Company’s current and future needs and to judge how the capabilities of Deere’s directors and senior management can be organized to meet those needs in the most effective manner.

The Board believes that combining the Chairman and Chief Executive Officer roles is the most appropriate structure for the Company at this time because: (1) the Board believes this structure has a longstanding history of serving our stockholders well, through many economic cycles, business challenges, and succession of multiple leaders; (2) the Board believes its governance processes, as reflected in the Corporate Governance Policies and Board committee charters, preserve Board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management, and (3) the Board believes the enhanced role of the independent Presiding Director strengthens the Company’s corporate governance practices and Board independence such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

Presiding Director

Charles O. Holliday, Jr., an independent director, currently serves as our Presiding Director. Mr. Holliday is currently serving his second term as our Presiding Director.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor Presiding Director.

The Board has determined that the Presiding Director should have the following duties and responsibilities:
  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
  Serves as liaison between the Chairman and the independent directors;
  In consultation with the Chairman, reviews and approves the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;
  Calls meetings of the independent directors when necessary and appropriate; and
  Remains available for consultation and direct communication with Deere’s stockholders.

The Board believes that the role of the Presiding Director furthers the Company’s continuing commitment to strong corporate governance and Board independence.

Communication with the Board

If you wish to communicate with the Board you may send correspondence to Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director of the Board by sending correspondence to Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

COMMITTEES

The Board met seven times during fiscal 2010. Directors are expected to attend Board meetings, meetings of committees on which they serve, and stockholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2010, all directors attended 75% or more of the meetings of the Board and committees on which they served. All directors attended the Annual Meeting of Stockholders in February 2010.

Each Board meeting normally begins with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The outside directors may meet in executive session, without the CEO, at any time, and are scheduled for such non-management executive sessions at each regularly scheduled Board meeting. The Presiding Director presides over these executive sessions.

The Board has delegated some of its authority to the following five committees of the Board: the Executive Committee, the Compensation Committee, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review Committee. Each such committee has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters, as well as our Code of Ethics and Business Conduct Guidelines, are available at www.deere.com/corpgov. A copy of these charters and policies also may be obtained upon request to the Deere & Company Stockholder Relations Department.

The Executive Committee
The Executive Committee may act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive Committee’s authority concerning certain significant matters is limited by law and our Bylaws.

The Compensation Committee
The Compensation Committee approves compensation for executive officers of Deere and makes recommendations to the Board regarding incentive and equity-based compensation plans.

The Compensation Committee’s responsibilities include:
  Evaluating and approving the compensation of our executive officers, including reviewing and approving corporate performance goals and objectives related to the compensation of our executive officers;
  Evaluating Deere’s performance and the performance of the executive officers relative to compensation goals and objectives;

  Determining and approving, either as the Compensation Committee, or together with other independent directors (as directed by the Board) the executive officers’ compensation levels based on the Committee’s evaluation of their performance;
  Evaluating and approving compensation grants to executive officers under our equity-based and incentive compensation plans, policies, and procedures;
  Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility;
  Establishing and certifying the attainment of performance goals pursuant to section 162(m) of the Internal Revenue Code when required;
  Exercising the powers of the Committee set forth in any compensation plan established by the Board;
  Retaining and terminating any independent advisors used by the Committee to assist it in fulfilling its responsibilities;
  Approving the fees and other retention terms of any independent advisors to the Committee;
  Delegating authority to subcommittees and to Deere for administration or other duties when the Committee deems it appropriate;
  Adopting procedures and guidelines as the Committee deems appropriate to carry out its oversight functions;
  Producing any required reports on executive compensation required to be included in our filings with the SEC;
  Reviewing and discussing with our management the CD&A to be included in our filings with the SEC;
  Determining whether to recommend to the Board that the CD&A be included in our filings with the SEC;
  Making regular reports to the full Board on the activities of the Committee;
  Evaluating annually the performance and effectiveness of the Committee and reporting to the Board on the results; and
  Performing such other duties as may be assigned to the Committee by law or by the Board.

The Committee currently retains Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant to provide independent advice and ongoing recommendations regarding executive compensation. The scope of the compensation consultant’s work includes the following:
  Providing independent input for the Committee’s decision-making with respect to executive compensation;

  Providing independent input for the Corporate Governance Committee’s decision-making with respect to director compensation;
  Advising the Committee on how best to make compensation decisions balancing stockholder interests with those of management;
  Apprising the Committee of best practices regarding executive compensation; and
  Providing market data as a reference for the Committee to consider in evaluating base salaries and variable pay awards (both the forms of payments and the amounts) of the NEOs.
The annual Compensation Committee report follows the CD&A section of this Proxy Statement. Our processes and procedures for considering and determining executive compensation are more fully described in the CD&A.

The Corporate Governance Committee
The Corporate Governance Committee monitors corporate governance policies and procedures and serves as the nominating committee for directors. The primary functions performed by the Committee include:
  Developing, recommending, and monitoring corporate governance policies and procedures for Deere and the Board;
  Identifying and recommending to the Board individuals to be nominated as a director;
  Ensuring that the Chairman periodically reviews our plans regarding succession of senior management with the Committee and with all other independent directors;
  Making recommendations concerning the size, composition, committee structure, fees for the Board, and criteria for tenure and retention of directors;
  Overseeing our Center for Global Business Conduct;
  Overseeing the evaluation of our management; and
  Reviewing and reporting to the Board on the performance and effectiveness of the Board and the Corporate Governance Committee.
The Board has determined that under current NYSE listing standards all members of the Corporate Governance Committee are independent.

The Pension Plan Oversight Committee
The Pension Plan Oversight Committee oversees our pension plans. The Committee establishes corporate policy with respect to the pension plans and also reviews the Company’s funding policies. The Committee also has authority to make substantive amendments and modifications to the pension plans. The Committee reports to the Board on its activities.

The Audit Review Committee
The Audit Review Committee’s duties and responsibilities include, among other things:
  Retaining, overseeing, and evaluating an independent registered public accounting firm to audit our annual financial statements and internal control over financial reporting;
  Assisting the Board in overseeing the integrity of our financial statements, compliance with legal requirements, the independent registered public accounting firm’s qualifications, independence, and performance, and the performance of our internal auditors;
  Determining whether to recommend to the Board that the financial statements and related disclosures be included in our annual report filed with the SEC;
  Considering whether the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the external auditors’ independence;
  Approving the scope of the audit in advance;
  Reviewing the financial statements and the audit report with management and the independent registered public accounting firm;
  Reviewing earnings and financial releases with management;
  Reviewing our procedures relating to business ethics;
  Consulting with the internal audit staff and reviewing the internal audit function and the adequacy of the internal control over financial reporting;
  Reviewing the adequacy of the Audit Review Committee charter;
  Reviewing policies relating to risk assessment and management;
  Setting hiring policies for employees of the independent registered public accounting firm; and
  Approving all engagements for audit and non-audit services by the independent registered public accounting firm.
The Audit Review Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Audit Review Committee are independent and financially literate. The Board also determined that Mr. Holliday, Mr. Patrick, and Ms. Peters are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE listing standards.

The Audit Review Committee Report follows the “Compensation of Directors” section of this Proxy Statement.

The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2010:

Pension
			Corporate	Plan	Audit
	Executive	Compensation	Governance	Oversight	Review
Director	Committee	Committee	Committee	Committee	Committee
Samuel R. Allen	Chair
Crandall C. Bowles	X	X	Chair
Vance D. Coffman	X	Chair	X
Charles O. Holliday, Jr.	X		X		Chair
Dipak C. Jain				X	X
Clayton M. Jones		X		X
Joachim Milberg			X		X
Richard B. Myers		X		X
Thomas H. Patrick	X			Chair	X
Aulana L. Peters			X		X
David B. Speer		X		X
Fiscal 2010 meetings	0	7	4	2	4

COMPENSATION OF DIRECTORS

We pay non-employee directors an annual retainer along with additional fees to committee chairpersons as described below. We do not pay any other committee retainers or meeting fees. In addition, non-employee directors are awarded restricted stock units (“RSUs”) at each annual meeting during their service as directors. A person who becomes a non-employee director between annual meetings, or who serves a partial term, receives a prorated retainer and a prorated RSU award. We also reimburse directors for expenses related to meeting attendance. Directors who are employees receive no additional compensation for serving on the Board or its committees. Compensation for non-employee directors is reviewed annually by the Corporate Governance Committee. No changes were made to non-employee director compensation in fiscal 2010. The following chart describes amounts paid and the value of awards granted:

Date Approved by Corporate Governance Committee	August 2007
Effective Date of Annual Amounts	September 2007
Retainer	$100,000
Equity Award	$100,000
Audit Committee Chair Fee	$15,000
Compensation Committee Chair Fee	$15,000
Other Committee Chair Fees	$10,000

Under our Non-Employee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until retirement as a director. A director may elect to have these deferrals invested in either an interest-bearing account or in an account with a return equivalent to an investment in Deere common stock.

Prior to fiscal 2008, non-employee directors received the equity award in the form of restricted stock. Beginning in fiscal 2008, directors receive the equity award in the form of RSUs. Although we do not impose stock ownership requirements on directors, we require directors to hold all equity awards until one of the following triggering events: retirement from the Board, permanent and total disability, death, or a change in control of Deere. The directors are prohibited from selling, gifting, or otherwise disposing of their equity awards prior to a triggering event. While the restrictions are in effect, the non-employee directors may vote the restricted shares, receive dividends on the restricted shares, and receive dividend equivalents on the RSUs.

In fiscal 2010, we provided the following annual compensation to non-employee directors:

Fiscal 2010 Director Compensation Table

			Nonqualified
			Deferred
	Fees Earned or		Compensation
	Paid in Cash	Stock Awards	Earnings
	($)	($)	($)	Total
Name	(1)	(2)	(3)	($)
Crandall C. Bowles	$110,000	$99,971	$0	$209,971
Vance D. Coffman	$115,000	$99,971	$0	$214,971
Charles O. Holliday, Jr.	$115,000	$99,971	$0	$214,971
Dipak C. Jain	$100,000	$99,971	$3,026	$202,998
Clayton M. Jones	$100,000	$99,971	$0	$199,971
Robert W. Lane (4)	$253,200	$0	$0	$253,200
Joachim Milberg	$100,000	$99,971	$0	$199,971
Richard B. Myers	$100,000	$99,971	$0	$199,971
Thomas H. Patrick	$110,000	$99,971	$0	$209,971
Aulana L. Peters	$100,000	$99,971	$0	$199,971
David B. Speer	$100,000	$99,971	$0	$199,971

(1)	All fees earned in fiscal 2010 for services as a director, including Committee Chairperson fees, whether paid in cash or deferred under the Non-Employee Director Deferred Compensation Plan, are included in this column.

(2)	Represents the grant date fair value of RSUs for financial statement reporting purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These amounts represent our accounting expense for these awards and do not correspond to the actual value that will be realized by the non-employee directors. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2010, the grant date was March 3, 2010, and the grant price was $59.015. The non-employee director grant date is seven calendar days after the Annual Meeting. The assumptions made in valuing the RSUs reported in this column are discussed in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2010. We recognize the compensation cost on the RSU awards in the fiscal year they are granted because directors are eligible to receive payment of the awards upon cessation of service as a member of the Board. The following table lists the cumulative restricted shares and RSUs held by directors as of October 31, 2010.

Director Name	Restricted Shares	RSUs
Crandall C. Bowles	19,916	6,536
Vance D. Coffman	6,532	6,536
Charles O. Holliday, Jr.	1,160	6,536
Dipak C. Jain	13,234	6,536
Clayton M. Jones	824	6,536
Robert W. Lane	0	185,763
Joachim Milberg	10,708	6,536
Richard B. Myers	3,176	6,536
Thomas H. Patrick	19,252	6,536
Aulana L. Peters	12,008	6,536
David B. Speer	0	5,719

(3)	Directors are eligible to participate in the Non-Employee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. For these deferrals, two investment choices are available:
  an interest bearing alternative which pays interest at the end of each calendar quarter based on the Moody’s “A” rated Corporate Bond Rate for amounts deferred during fiscal 2010. For amounts deferred prior to fiscal 2010, the interest rate was based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%; or
  an equity alternative denominated in units of Deere common stock which earns additional shares each quarter at the quarterly dividend rate on Deere common stock.

The amounts included in this column represent the above-market earnings on the interest bearing investment alternative on amounts deferred prior to fiscal 2010. Above-market earnings represent the difference between the prime rate as determined by the Federal Reserve Statistical Release plus 2% and 120% of the applicable federal long-term rate.

(4)	During fiscal 2010, Mr. Lane was an employee of Deere through December 31, 2009. After his retirement as an employee, Mr. Lane continued to serve as Chairman of the Board of Directors until February 24, 2010. During this time, he received a retainer for each month equal to his monthly base salary in effect before his retirement. This amount is reflected above in the Director Compensation Table. For the period from November 1 through his retirement, he received compensation as indicated below.

Base salary plus accrued but unused vacation	$440,057
STI for fiscal 2010	$415,773
MTI for the performance period ending in fiscal 2010	$3,287,102
All Other Compensation	$65,598

During fiscal 2010, Mr. Lane received $65,598 in other compensation related to his status as an employee, which includes personal use of company aircraft, travel to teach at an international executive leadership program at the Company’s request, earnings on non-qualified deferred compensation, retirement gifts, spousal attendance at company events, family attendance at his retirement events, and costs related to an office. For Mr. Lane’s travel expenses to teach at an international executive leadership program, the Company paid $15,126 which covered travel costs. For earnings on non-qualified deferred compensation, Mr. Lane earned $8,414, which represents above-market earnings during fiscal 2010. The Company incurred $9,036 in costs related to family attendance at Mr. Lane’s retirement events. For the office, the actual costs were $28,614, which covers rent, operating expenses, and depreciation costs incurred during fiscal 2010.

The reports of the Audit Review Committee and the Compensation Committee that follow does not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

AUDIT REVIEW COMMITTEE REPORT

To the Board of Directors:

The Audit Review Committee consists of the following members of the Board of Directors: Charles O. Holliday, Jr. (Chair), Dipak C. Jain, Joachim Milberg, Thomas H. Patrick and Aulana L. Peters. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting, and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States of America and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and the following members of the Audit Review Committee – Mr. Holliday, Mr. Patrick and Ms. Peters – are “audit committee financial experts” within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Audit Review Committee has a written charter describing its responsibilities, which has been approved by the Board of Directors and is available on Deere’s website at www.deere.com/corpgov. The Audit Review Committee’s responsibility is one of oversight. Members of the Audit Review Committee rely on the information provided and the representations made to them by: management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for Deere’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the year ended October 31, 2010.

We have discussed with Deloitte & Touche LLP, the independent registered public accounting firm for Deere, the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communications with Audit Committees.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence, and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010 for filing with the SEC. We have selected Deloitte & Touche LLP as Deere & Company’s independent registered public accounting firm for fiscal 2011, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

Audit Review Committee
Charles O. Holliday, Jr. (Chair)
Dipak C. Jain
Joachim Milberg
Thomas H. Patrick
Aulana L. Peters

COMPENSATION DISCUSSION & ANALYSIS (“CD&A”)

Executive Summary

Fiscal 2010 Performance Review

In an environment of intense global economic pressure, the Company completed a solidly profitable year and maintained its strong financial condition in 2010. The following table illustrates the Company’s growth in fiscal 2010 in terms of net sales and revenue, net income, and stock price relative to performance in fiscal 2009.

	2010	2009
	($ in millions, except stock price)	($ in millions, except stock price)	Change (%)
Net Sales and Revenue	$26,005	$23,112	+13%
Worldwide Net Income
(U.S. GAAP)	$1,865	$873	+114%
Stock Price per Share at Fiscal
Year End	$76.80	$45.55	+68%

Pay for Performance Review and Analysis

Pay for performance is an important component of our longstanding compensation philosophy. Our compensation approach, known as Total Rewards Strategy (“TRS,” which is described in greater detail below in the section “Total Rewards Strategy”), is designed to motivate officers, including the executives named in the Summary Compensation Table (the “Named Executive Officers,” hereinafter referred to as the “NEOs”) to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The following chart exhibits the direct and indirect compensation components of TRS:

TOTAL REWARDS STRATEGY
TOTAL INDIRECT
TOTAL DIRECT COMPENSATION				COMPENSATION
Short-Term		Long-Term
Compensation		Compensation		All Other Compensation
	Short-Term Incentive	Mid-Term Incentive	Long-Term Incentive
Base Salary	(“STI”)	(“MTI”)	(“LTI”)
Fixed cash	Annual cash	Cash award	Equity award	Perquisites;
component	award for	for sustained	for creation of	Retirement Benefits;
	profitability and	profitable growth	stockholder value	Deferred Compensation
	efficient operations	during a multi-year	as reflected by the	Benefits; and
	during the fiscal	period	Company’s stock	Additional Benefits
	year		price	Payable Upon a
Change-in-Control
Event

As our NEOs assume greater responsibility, our pay-for-performance approach provides that: (1) a larger portion of their total compensation should be “at-risk” in the form of short-term, mid-term, and long-term incentive awards; and (2) a larger portion of their incentive awards should be focused on long-term awards to drive sustainable stockholder value. The following chart illustrates the allocation of all fiscal 2010 Total Direct Compensation components at target for each NEO. This chart highlights the Company’s emphasis on long-term and at-risk compensation.

Consultant Review of Pay for Performance Relative to Peer Group

In the course of reviewing our overall executive compensation program, the Compensation Committee’s compensation consultant, Pearl Meyer, reviewed the relationship between total realizable compensation and our performance. This review was conducted in order to understand the degree of alignment between total compensation delivered to NEOs for the prior three fiscal years (2008-2010) and our performance relative to our peer group as identified in the “Benchmarking” section below. For purposes of this review, “company performance” is defined as total shareholder return and “total realizable compensation” is defined as the sum of the following components (using comparable components for the peer group companies):

1.	actual base salaries paid over the three-year period;

2.	actual short-term incentive awards over the three-year period;

3.	the value of any in-the-money stock options granted over the three-year period as of October 31, 2010 (for Deere, the difference between the closing price for Deere common stock on October 31, 2010 and the option exercise price);

4.	the current value of restricted shares granted over the three-year period reviewed;

5.	the value of payouts under MTI for the past 3 years; and

6.	the current value of shares awarded under the performance share plans of our peer group companies.

Pearl Meyer’s analysis, as shown in the chart below, reveals that we achieved total shareholder return at the 75th percentile of our peer group from fiscal 2008-2010 while total realizable compensation for our current CEO was below the 25th percentile of the peer group and, for the other NEOs, between the median and 75th percentile of the peer group. CEO realizable compensation is below median against other CEOs due to Mr. Allen’s short tenure as CEO. We expect that with increased tenure, Mr. Allen’s actual realizable compensation will more closely align with realizable compensation for the CEOs of the companies in our peer group. The Compensation Committee (the “Committee”) believes this chart demonstrates an appropriate relationship between our compensation programs and company performance:

2010 Compensation Overview

At Deere, we remain committed to our longstanding compensation philosophy which incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our stockholders.

Compensation Objectives

We aspire to distinctively serve our customers – those linked to the land – through a great business. To achieve this aspiration, our business strategy includes:
  Exceptional operating performance;
  Disciplined growth of shareholder value added (“SVA”); and
  Aligned high-performance teamwork.
Execution of this strategy is expected to create a sustainable business that rewards our customers, our employees, and our stockholders. Our compensation approach, known as “Total Rewards Strategy,” is designed to motivate our NEOs and salaried employees to execute our business strategy and strive for higher company performance while maintaining our core values of quality, innovation, integrity, and commitment.

Total Rewards Strategy (“TRS”)

TRS includes Total Direct Compensation (base salary, short-term, mid-term, and long-term incentive compensation) and Total Indirect Compensation (employee benefits). The award range and value for each of the incentive compensation components of TRS are tied to our performance through association with operating metrics or as a function of our stock price. We have chosen metrics that align employee compensation, including compensation for the NEOs, to our business strategy. This alignment is further accomplished by keeping our metrics simple, transparent, and consistently communicated from year to year. SVA, for example, has been published in the annual report every year since 2002 in the section following the Chairman’s letter.

Although TRS applies to most salaried employees, this Proxy Statement focuses on its applicability to our NEOs. TRS is supported by the following principles: (1) attract, retain, and motivate high-caliber executives; (2) with greater responsibility, place a larger portion of their total compensation “at-risk” with a larger portion tied to long-term incentives; (3) provide the appropriate level of reward for performance (below median total compensation for substandard company performance; median total compensation for median levels of company performance; and upper quartile total compensation for sustained upper quartile company performance); (4) recognize the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle; (5) provide opportunity for NEOs to be long-term stockholders of Deere; (6) structure compensation programs to meet the tax deductibility criteria in the U.S. Internal Revenue Code (“IRC”) where practicable; and (7) structure compensation programs to be regarded positively by our stockholders and employees.

Compensation Elements of TRS

Each component of Total Direct Compensation and Total Indirect Compensation within TRS is summarized in the table below:

Where Reported in
Component	Purpose	Characteristics	Accompanying Tables
Base Salary	Reward for level	Fixed cash component	Fiscal 2010 Summary
	of responsibility,	targeted at our peer group	Compensation Table under the
	experience, and	median; Base salary can vary	column “Salary”
	sustained individual	from market due to individual
	performance	performance, experience,
time in position, and internal
equity considerations
Discretionary	To recognize	A cash award that may	No discretionary bonuses were
Bonus Awards	outstanding	not exceed 20% of base	awarded in fiscal 2010 to our
	individual	salary, except in unusual	NEOs
	achievement	circumstances
Short-Term	Reward for the	A target STI award is	Fiscal 2010 Summary
Incentive (“STI”)	achievement of	designed to provide median	Compensation Table under the
	higher profitability	annual cash compensation	column “Non-Equity Incentive
	through operating	compared with our peer group	Plan Compensation” and Fiscal
	efficiencies and asset	when combined with base	2010 Grants of Plan-Based Awards
	management during	salary	under the column “Estimated
	the fiscal year		Future Payouts Under Non-Equity
Incentive Plan Awards”
Mid-Term	Reward for the	Cash portion of long-term	Fiscal 2010 Summary
Incentive (“MTI”)	achievement of	compensation; MTI is	Compensation Table under the
	sustained profitable	designed to provide upper	column “Non-Equity Incentive
	growth over a multi-	quartile compensation in	Plan Compensation” and Fiscal
	year performance	combination with base salary,	2010 Grants of Plan-Based Awards
	period	above target STI, and target	under the column “Estimated
		LTI awards compared with	Future Payouts Under Non-Equity
		our peer group	Incentive Plan Awards”

Where Reported in
Component	Purpose	Characteristics	Accompanying Tables
Long-Term	Reward for	Equity-based portion of long-	Fiscal 2010 Summary
Incentive (“LTI”)	the creation of	term compensation; A target	Compensation Table under the
	stockholder value as	LTI award is designed to	column “Stock Awards” and
	reflected by our stock	provide median compensation	“Option Awards;” Fiscal 2010
	price	compared to our peer group	Grants of Plan-Based Awards under
		when combined with base	the column “Grant Date Fair Value
		salary and a target STI award;	of Stock and Option Awards;”
		Award is delivered through	Outstanding Equity Awards at
		a combination of RSUs and	Fiscal 2010 Year-End; Fiscal 2010
		stock options; Ultimate value	Option Exercises and Stock Vested;
		of award depends on our stock	Fiscal 2010 Deferred Compensation
		price	Table in the row “Deferred RSUs”
Perquisites	Provide our	Benefits which personally	Fiscal 2010 Summary
	executives with	benefit an employee, are not	Compensation Table under the
	selected benefits	related to job performance,	column “All Other Compensation”
	commensurate with	and are available to a select
	those provided to	group of employees
executives at our peer
group companies
Retirement	Provide an	A defined benefit pension	Fiscal 2010 Summary
Benefits	appropriate level	plan plus a 401(k) plan	Compensation Table under
	of income upon	(John Deere Savings and	the columns “Change in
	retirement	Investment Plan (“SIP”));	Pension Value” and “All Other
		Our matches to the SIP are	Compensation;” Fiscal 2010
		based on the applicable	Pension Benefits Table
pension option (traditional
versus contemporary) and our
performance
Deferred	Allows executives to	Executives can elect to	Accumulated amounts deferred
Compensation	defer compensation	defer base salary, STI, or	are reported in the Fiscal 2010
Benefits	on a more tax-	MTI into the Voluntary	Deferred Compensation Table.
	efficient basis	Deferred Compensation Plan;	Above-market earnings on
		Executives participating	these accounts are reported
		in the contemporary	in the Fiscal 2010 Summary
		pension option can defer	Compensation Table under the
		employee contributions and	column “Nonqualified Deferred
		receive matching employer	Compensation Earnings”
contributions under the Defined
Contribution Restoration Plan;
Also includes deferred RSUs
Potential	Encourage executives	Contingent in nature; Most	Fiscal 2010 Potential Payments
Payments upon	to operate in the	elements are payable only	upon Change in Control
Change in	best interest of	if a NEO’s employment
Control	stockholders	is terminated as specified
under the change in control
provisions of various plans
Other Potential	Lists potential	Contingent in nature; Amounts	Fiscal 2010 Potential Payments
Post-Employment	payments under the	are payable only if a NEO’s	upon Termination of Employment
Payments	scenarios of death,	employment is terminated	Other than Following a Change in
	disability, retirement,	as specified under the	Control
	termination without	arrangements of various plans.
cause or for cause, and
voluntary separation

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation

The Committee, consisting of independent members of the Board, is responsible for reviewing and approving corporate goals and objectives related to compensation for the majority of salaried employees. The Committee evaluates the NEOs’ performance in relation to the established goals and ultimately approves the compensation for the NEOs (except for the CEO) after evaluating their compensation packages. See the “Committees” section of this Proxy Statement for a detailed listing of Committee responsibilities and members.

The Committee does not delegate any substantive responsibilities related to the compensation of NEOs and the Committee exercises its independent judgment when approving executive compensation. No member of the Committee is a former or current officer of Deere or any of its subsidiaries.

The Committee periodically reviews compensation delivery to ensure its alignment with our business strategy, the Company’s performance, and the interest of our employees and stockholders. In addition, the Committee periodically reviews market practices for all elements of executive compensation and approves necessary adjustments to remain competitive.

The Corporate Governance Committee of the Board directs an annual evaluation process of the CEO. Generally, at the Board meeting in August of each year, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the Board’s evaluation when providing recommendations to the Board for the CEO’s compensation. The Committee’s recommendations for the CEO’s compensation are presented to and approved by the independent members of the Board. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. The CEO presents an evaluation of each NEO’s individual performance. The CEO also provides his recommendations for changes to the NEOs’ base salaries and LTI awards. Since the STI and MTI awards are calculated using predetermined factors, the CEO does not provide recommendations for changes to the other NEOs’ STI and MTI awards. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. The other NEOs are not present during these discussions.

The Role of the Compensation Committee’s Consultant

During the middle of fiscal 2010, the Committee retained Pearl Meyer to replace Watson Wyatt & Company (“Watson Wyatt”) as its Compensation Consultant (“Consultant”). The Consultant reviewed our executive compensation program design and assessed our compensation approach relative to our performance and the market.

The Consultant attends Committee meetings, reviews compensation data with the Committee, and participates in general discussions regarding executive compensation issues. While the Committee considers input from the Consultant, ultimately the Committee’s decisions reflect many factors and considerations. Management works with the Consultant at the direction of the Committee to develop materials and analysis essential to the Committee’s compensation evaluations and determinations. Such materials include competitive market assessments and summaries of current legal and regulatory developments.

The Consultant periodically meets independently with the Chairman of the Committee to discuss compensation matters. In addition, the Consultant regularly participates in executive sessions with the Committee (without any of the Company’s personnel or executives present) to discuss compensation matters.

Early in fiscal 2010, Watson Wyatt provided consultation to the Committee related to compensation decisions made for fiscal 2010. Pearl Meyer replaced Watson Wyatt and also provided analysis during fiscal 2010 and guidance on fiscal 2011 compensation decisions. Neither Watson Wyatt nor Pearl Meyer provide other significant services to Deere.

Benchmarking

For fiscal 2010, to ensure that total compensation for NEOs aligns with the market, we benchmarked our compensation and performance against the companies in our peer group. The companies in our peer group, indicated in the chart below, are similar to Deere in sales volume, products, services, market capitalization, and/or global presence.

			Revenue *	Market Value
			Fiscal Year	10/31/2010
Company	Fiscal Year	Employees	($MM)	($MM)
3M Co.	Dec 09	74,835	$23,123	$60,205
Alcoa Inc.	Dec 09	59,000	$18,439	$13,422
Caterpillar Inc.	Dec 09	93,813	$32,396	$49,555
Cummins Inc.	Dec 09	34,900	$10,808	$17,427
Eaton Corp.	Dec 09	70,000	$11,873	$14,906
Emerson Electric Co.	Sep 10	127,700	$21,039	$41,307
General Dynamics Corp.	Dec 09	91,700	$31,981	$25,732
Goodyear Tire & Rubber Co.	Dec 09	69,000	$16,301	$2,483
Honeywell International Inc.	Dec 09	122,000	$30,908	$36,754
Illinois Tool Works Inc.	Dec 09	59,000	$13,877	$23,000
Ingersoll-Rand Plc	Dec 09	57,000	$13,195	$12,690
Johnson Controls Inc.	Sep 10	137,000	$34,305	$23,671
Lockheed Martin Corp.	Dec 09	140,000	$45,189	$25,674
Northrop Grumman Corp.	Dec 09	120,700	$33,755	$18,460
Paccar Inc.	Dec 09	15,200	$8,087	$18,689
Parker Hannifin Corp.	Jun 10	54,794	$9,993	$12,353
PPG Industries Inc.	Dec 09	39,900	$12,239	$12,667
Raytheon Co.	Dec 09	75,100	$24,881	$16,798
Textron Inc.	Dec 09	32,000	$10,500	$5,723
TRW Automotive Holdings Corp.	Dec 09	57,500	$11,614	$5,477
United Technologies Corp.	Dec 09	206,700	$52,810	$69,043
Whirlpool Corp.	Dec 09	66,884	$17,099	$5,765
Xerox Corp.	Dec 09	53,600	$15,179	$16,229

75th Percentile		100,535	$31,176	$27,437
Median		67,942	$17,769	$17,943
25th Percentile		55,436	$12,148	$12,684

Deere & Company	Oct 10	55,650	$26,005	$32,553

Source: Factset Research Systems, Inc.

* Reflects revenue for last reported fiscal year

Compensation paid by our peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The list of companies has not significantly changed in recent years and provides a consistent measure for comparing compensation to the market. The Committee periodically reviews the peer group list to confirm that it continues to be an appropriate benchmark for NEO compensation.

Total Direct Compensation Elements

The following information describes each direct compensation element, including discussion of performance metrics, where applicable.

Base Salary

In determining salary levels for each of our NEOs, the Committee takes into consideration factors such as fulfillment of job responsibilities, the financial and operational performance of the activities directed by each NEO, experience, time in position, internal equity, and potential. The Committee also considers each NEO’s current salary as compared to the salary range and the median salary practices of our peer group.

Short-Term Incentive (“STI”)

These factors are used to calculate the amount of the STI award paid to NEOs:
  Salary;
  Target STI rate as described below under “Approval of STI Rates;” and
  Deere’s actual Operating Return on Operating Assets (“OROA”) and Return on Equity (“ROE”) performance as defined below under “Performance Metrics for STI.”
The STI Plan is periodically approved by our stockholders and was last approved at the annual meeting in February 2010. Individual STI awards cannot exceed the maximum as established in the plan.

Performance Metrics for STI

There are two metrics used in the calculation of STI: one for the Equipment Operations and one for Credit Operations. Credit Operations is a part of Financial Services.

OROA is the performance metric used by the Equipment Operations. Deere is primarily a manufacturing company with high investment in fixed assets, such as buildings and machinery, and significant expenses with longer term payoffs, such as research and development. OROA was selected as the STI performance metric because the Committee believes OROA effectively measures the efficient use of the Equipment Operations’ assets.

Targeted OROA performance for each Equipment Operation’s segment changes according to its sales volume. The actual sales volume is measured in relationship to mid-volume sales. Mid-volume sales are determined at the beginning of the fiscal year and represent the midpoint of a business cycle. It is determined using historical sales volumes, industry growth rates, and equipment market share data, among other considerations.

The above graph represents how Deere’s operating leverage functions in a given business. For Deere, operating leverage means:
  When sales volumes and capacity utilization are low compared to mid-volume, it is more difficult to cover fixed costs and achieve high asset turnover; therefore, OROA performance goals are lower; and
  When sales volumes and capacity utilization are high compared to mid-volume, it is easier to cover fixed costs and achieve high asset turnover; therefore, OROA performance goals are higher.
By adjusting OROA performance goals as sales volumes change, Deere believes the level of difficulty in attaining targeted performance will be comparable for a range of sales volumes and capacity utilization. To be successful as market conditions change, Deere must strategically position the business by encouraging sound employee decisions regarding investment of capital and other asset utilization. This model encourages our management team to make necessary structural changes, such as those related to capacity, margin enhancements, and asset turnover for a given volume level. Using OROA aligns employee decisions with our strategic approach to sound investment of capital and asset utilization.

At the beginning of fiscal 2010, the Committee approved the following OROA goals at different sales volume levels for the Equipment Operations:

Fiscal 2010 OROA Goals	Minimum	Target	Maximum
OROA Goals at Low Volume	4%	8%	12%
OROA Goals at Mid-Volume	8%	12%	20%
OROA Goals at High Volume	12%	20%	28%

These OROA goals have not changed since fiscal 2007. Minimum, target, and maximum OROA goals are interpolated on a straight-line basis for sales volumes between low and mid-volume and between mid-volume and high volume.

ROE is the performance metric for the Credit Operations. The Credit Operations experience different cash flow risk characteristics and operate with significantly different debt-to-equity leverage than the Equipment Operations. ROE goals for the Credit Operations are adjusted for the actual mix of business subsidized by the Equipment Operations as well as for the business not subsidized. ROE goals are higher for non-subsidized business. The Committee approved the following ROE goals at the beginning of fiscal 2010:

	Minimum	Target	Maximum
Subsidized Business	10%	10%	10%
Non-Subsidized Business	10%	13%	16%

The ROE goals changed for fiscal 2010 to align to a lower debt-to-equity position in response to the credit crisis.

The OROA and ROE calculations can be summarized as follows:

          OROA for the Equipment Operations:
                    Operating profit (loss)
                    + MTI expense (income) included in operating profit (loss)
                    = Adjusted operating profit (loss)

                    OROA = Adjusted operating profit (loss) ÷ Average identifiable assets with inventories at standard cost*

          ROE for the Credit Operations:
                    Net income (loss) attributable to Deere & Company
                    + MTI expense (income) (net of taxes) related to non-incented business
                    = Adjusted net income (loss) attributable to Deere & Company

          ROE = Adjusted net income (loss) attributable to Deere & Company ÷ Average equity*

* Any significant goodwill from acquisitions is phased into average assets or average equity evenly over a sixty-month period. This policy encourages investments in sound acquisitions that may include goodwill, while still requiring effective integration and management of new businesses in a timely manner.

A corporate composite weighting is used to calculate STI for the NEOs. For fiscal 2010 the corporate composite weighting consisted of:

Agriculture and Turf Operations OROA	40%
Construction and Forestry Operations OROA	20%
Credit Operations ROE	20%
No Metric (No Bonus Potential)**	20%

** In fiscal 2009, the former Agricultural Equipment Operations OROA was weighted at 40% and the former Commercial & Consumer Equipment Operations was weighted 20%. Due to continued challenging business conditions, our management recommended, and the Committee approved, that the combined Agriculture and Turf Operations OROA be weighted at 40% rather than 60%. This weighting resulted in a reduction of corporate composite payout potential by 20%. STI metrics have been revised for 2011. See “Committee Actions for Fiscal 2011” below.

Approval of STI Rates
After review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percent of base salary for NEOs at the beginning of the fiscal year. In December 2009, the Committee approved STI rates for fiscal 2010 as follows:

Target STI Rates:
CEO	125%
Other NEOs	85%

Fiscal 2010 Performance Results for STI
The chart below details:
  the goals that were necessary to achieve STI payout based on the sales volumes (OROA) and the actual mix of subsidized and non-subsidized business (ROE) using the performance metrics approved by the Committee; and
  the actual OROA and ROE performance results calculated in accordance with the STI plan.
	Goal to	Fiscal 2010		Fiscal 2010	Weighted
	Achieve	Performance	Performance	Award	Award
Fiscal 2010 Performance Results for STI	Payout	Results	as % of Target	Weighting	Results
Agriculture and Turf Operations OROA	18% for	35.7%	200%	40%	80%
	maximum
Construction and Forestry Operations OROA	12% for	6.1%	77%	20%	15%
	maximum
Credit Operations ROE	12.04% for	11.8%	180%	20%	36%
	maximum
		Actual Performance as % of Target			131%

To further explain this chart and the fiscal 2010 OROA goals, actual sales for the Agriculture and Turf Operations were between low and mid-volume for fiscal 2010. Therefore, the division needed to achieve 18% OROA to earn maximum payout (see the “Fiscal 2010 OROA Goals” chart above). Since the division achieved an OROA of 35.7%, a maximum payout for that component of the corporate composite was earned. For fiscal 2010, actual sales volumes for the combined Equipment Operations were below mid-volume levels.

The amount of the STI award paid to an NEO is calculated as follows:

          Base salary for the fiscal year
          x Target STI rate
          x Actual performance as a percent of target (up to a maximum of 200%)
          = STI award amount

STI awards paid to NEOs are detailed in the Fiscal 2010 Summary Compensation Table under footnote (4). The Committee did not exercise its authority to decrease or eliminate the STI award for fiscal 2010.

The STI plan and the results for fiscal 2010 described above are also used to determine the STI award paid to most salaried employees worldwide. For fiscal 2010, STI awards paid to the NEOs represented about 1.5% of the total amount of STI awards paid to approximately 27,500 eligible salaried employees.

See “Committee Actions Related to Fiscal 2011” for changes related to STI.

Long-Term Compensation

Long-term compensation includes a combination of MTI and LTI. MTI is paid in cash and is considered part of long-term compensation because it includes a multi-year performance period. For fiscal 2010, the LTI award consists of RSUs and stock options.

Mid-Term Incentive (“MTI”)

The following factors are used to calculate the amount of the MTI award paid to the NEOs:
  Median of actual salaries for the salary grade;
  Target MTI rate as described below under “Approval of MTI Rates;”
  Shareholder Value Added (“SVA”) results as defined below under “Performance Metrics for MTI;” and
  Number of eligible employees.*
* Participation in the MTI Plan includes management level employees worldwide numbering about 8,000 as of fiscal 2010 year-end. The amount of each individual MTI award is determined, in part, by the number of eligible employees in the pool.

The MTI Plan is periodically approved by Deere stockholders and was last approved at the annual meeting in February 2008. Individual MTI awards cannot exceed the maximum as established in the plan.

Performance Metrics for MTI
In 2003, the Committee established SVA as the MTI performance metric. SVA measures Deere’s success in delivering sustained growth in economic profitability. SVA was selected as the MTI performance metric because the Committee believes that Deere should: (a) earn, at a minimum, its weighted average cost of capital each year; (b) ensure that investments in capital and research and development earn their cost of capital; and (c) ensure acquisitions do not dissipate stockholder value.

We believe that sustained growth can be accomplished through a combination of revenue growth and high returns on invested capital. Since MTI is based on enterprise-wide SVA, MTI encourages teamwork across all units of our business.

SVA calculations for the Equipment Operations and Financial Services can be summarized as follows:

          SVA of Equipment Operations:
               Operating profit (loss)
               + MTI expense (income) included in operating profit (loss)
               – Estimated cost of assets ((average identifiable assets* with inventories at standard cost) x 12% cost of capital)
               = SVA of Equipment Operations

          SVA of Financial Services:
               Net income (loss) attributable to Deere & Company divided by after-tax earnings rate of 65%
               + MTI expense (income)
               +/– Change in allowance for credit losses
– Estimated cost of equity ((average equity* + average allowance for credit losses) x approximately 18% (pretax cost of equity))
               = SVA of Financial Services

          SVA of Equipment Operations + SVA of Financial Services = Deere Enterprise SVA

* Any significant goodwill from acquisitions is phased into average assets or average equity evenly over a sixty-month period. This policy encourages investments in sound acquisitions that may include goodwill, while still requiring effective integration and management of new businesses in a timely manner.

The Committee has approved multi-year performance periods which emphasize and reward consistent, sustained operating performance. Starting with the completion of the first full four-year performance period in fiscal 2006, the Committee has conducted annual reviews of the target and maximum SVA cap. The maximum SVA cap matches enterprise SVA goals set by the business for each year in the performance period. The target SVA is set at half of the maximum SVA cap. The chart below details the target and maximum SVA goals for each of the performance periods that include fiscal 2010. As part of the Committee’s transition to a three-year performance period as discussed below under “MTI Changes for Performance Period Beginning in Fiscal 2011,” the Committee did not approve a performance period starting in fiscal 2010.

	Fiscal 2007	Fiscal 2008	Fiscal 2009
	through	through	through
Four-Year Performance Periods	Fiscal 2010	Fiscal 2011	Fiscal 2012
Target SVA	$2.0 billion	$2.075 billion	$2.85 billion
Maximum SVA Cap	$4.0 billion	$4.15 billion	$5.7 billion
Up to % of SVA Shared	4.0%	4.0%	4.0%
MTI Payout to all Plan Participants at Target	$80 million	$83 million	$114 million
Payable in	Dec 2010	Dec 2011	Dec 2012
Approved by Committee	Nov 2006	Nov 2007	Dec 2008

If performance criteria are met, MTI plan participants share in a percentage of accumulated SVA (see chart above), which results in a cash payout. The payout amount for each employee is calculated using the target MTI rates below, but may be less depending on the number of eligible employees in the pool.

Inherent in the MTI plan is a lagging, multi-year impact of SVA. Whether positive or negative, SVA results for a given year become part of the MTI award calculation for that year and subsequent years. Negative SVA in a given year is part of the calculation for that year and subsequent years and can offset positive SVA earned in a prior or future year. Thus, MTI plan payouts made in a weak-performance year, following several strong-performance years, will be higher than the financial results that the weak-performance year alone would justify. The opposite is also true: MTI plan payouts in a strong-performance year, following a number of weak-performance years, will be lower than the financial results that the strong-performance year alone would justify.

Approval of MTI Rates
After review and consideration of upper quartile compensation data for our peer group, the Committee approves target MTI rates as a percent of salary at the beginning of the last fiscal year of the performance period. In December 2009, the Committee approved the following target MTI rates for the four-year performance period ending October 31, 2010. Such rates have not changed since 2007. When maximum SVA goals are met or exceeded, 200% of target rates are paid.

Target MTI Rates*:
CEO	160%
Other NEOs	123%

*	A minimum MTI award ($1,100 for the CEO and $400 for the other NEOs) will not be paid unless accumulated SVA exceeds $1 million for the four-year performance period.

Fiscal 2010 Performance Results for MTI
Deere’s accumulated SVA, calculated in accordance with the MTI performance metrics as described above, is illustrated in the following table for the four-year performance period ending October 31, 2010:

For the four-year performance period ending October 31, 2010, the accumulated SVA exceeded the $4 billion cap, resulting in a maximum MTI award. MTI awards paid to NEOs are detailed in the Fiscal 2010 Summary Compensation Table under footnote (4). The Committee did not exercise its authority to decrease or eliminate the MTI award for fiscal 2010. For fiscal 2010, MTI awards paid to the NEOs were equal to approximately 5% of the MTI payout to all eligible employees.

In the ten years preceding the implementation of MTI, fiscals 1994 through 2003, accumulated SVA, as reported, was negative $1.4 billion as compared to accumulated positive SVA of $7.6 billion since 2003. The Committee believes that Deere’s adoption of the SVA model was an important factor in the improvement of the Company’s performance.

See “Committee Actions Related to Fiscal 2011” for changes related to MTI.

Long-Term Incentive (“LTI”)

The purpose of LTI is to reward the NEOs for the creation of sustained stockholder value, encourage ownership of Deere stock, foster teamwork, and retain and motivate high-caliber executives. The LTI award consists of annual grants of market-priced stock options and RSUs under the John Deere Omnibus Equity and Incentive Plan (“Omnibus Plan”). The Omnibus Plan is periodically approved by our stockholders. The last such approval occurred at the annual meeting in February 2010.

The Committee established LTI grants to the NEOs based on the following criteria: level of responsibility, base salary, individual performance, current market practice, peer group data, and the number of shares available under the Omnibus Plan.

The number of options or RSUs previously granted to or held by each NEO is not a factor in determining their respective individual grants. Past awards were granted based on performance in prior years. Potential accumulated wealth is not viewed as relevant in arriving at the current year’s LTI award.

Approval of LTI Award Factors
At the beginning of the fiscal year, after review and consideration of peer group data on target long-term incentives, the Committee approves a range of LTI factors as a multiple of the NEOs’ base salaries. The following factors, unchanged since fiscal 2006, were approved for fiscal 2010:

LTI Award Factors:	Minimum	Target	Maximum
CEO	12.75x	17.375x	22x
Other NEOs	6x	8.5x	11x

The Committee determines LTI awards at the first Committee meeting at the beginning of the fiscal year. The Committee has the discretion to increase or decrease a target LTI award within the approved range to distinguish an individual’s level of performance, to deliver a particular LTI value, or to reflect other adjustments as the Committee deems necessary. For fiscal 2010, the Committee did not adjust the LTI award for individual performance. The Committee approved a 10% reduction for all NEOs to align LTI delivery to the market. In the case of the CEO, the full Board also approved a 10% reduction from a target award.

The Committee approved the LTI award value to be delivered as approximately 75% in stock options and approximately 25% in RSUs to better align to the current market mix. See Fiscal 2010 Grants of Plan-Based Awards table and footnotes (3) and (4) to the table for more information on LTI awards delivered, as well as the terms of the awards.

For fiscal 2010, the number of RSUs granted to the NEOs represented 34% of all RSUs granted to eligible salaried employees. The number of stock options granted to NEOs represented 13% of all stock options granted to eligible salaried employees in fiscal 2010. These proportions are consistent with our philosophy that as NEOs assume greater responsibility, a larger portion of their incentive compensation should be focused on long-term awards.

See “Committee Actions Related to Fiscal 2011” for significant changes to LTI, including the addition of performance share units.

LTI Grant Practices
For more than 15 years, the Committee has authorized the annual LTI awards for all eligible employees on a single date each year. The grant date is seven calendar days after the first Board meeting of the fiscal year. This timing allows for stock price stabilization after the release of year-end financial results and Board meeting announcements. The grant price for LTI awards is the average of the high and low common stock price on the grant date as reported on the NYSE. We have used the average grant price methodology for more than 30 years. This grant price is also used to determine the number of RSUs and stock options to be awarded.

Stock Ownership Guidelines
Stock ownership guidelines apply to NEOs to encourage the retention of stock acquired through our equity incentive plan. These guidelines are based on a multiple of each NEO’s base salary. The guidelines are five times base salary for the CEO and 3.5 times base salary for the other NEOs. For fiscal 2010, all RSUs and any common stock held personally by the NEOs were included in determining whether the applicable ownership guideline was achieved.

The RSUs granted in fiscal years 2008 through 2010 must be held until retirement or other permitted termination of employment. Stock options are not included in calculating whether the guidelines have been met. Once the guideline is achieved by the NEO, the number of shares held at that time becomes the fixed stock ownership requirement for the NEO for three years, even if base salary increases. As of October 31, 2010, each NEO has achieved stockholdings in excess of the applicable multiple.

Summary of Total Direct Compensation

The Committee believes each pay element is consistent with our compensation philosophy. The pay elements are designed to complement each other and reward the achievement of short-term and long-term objectives. The Committee recognizes individual fulfillment of duties through adjustments to base salary and by awarding LTI within the approved ranges discussed above. The Committee reviews Total Direct Compensation for each NEO and compares this compensation to the market position data of our peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

Total Direct Compensation for the CEO is higher than other NEOs due to the CEO’s breadth of executive and operating responsibilities for the entire global enterprise. This design is supported by a comparison to our peer group. We have a practice of rotating individuals among the executive officer positions. As described above, a primary part of our strategy is aligned high-performance teamwork. A substantial portion of the evaluation of individual performance is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Total Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs (other than the CEO). The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not include a chief operating officer. For Mr. Allen, Total Direct Compensation as compared to the other NEOs’ Total Direct Compensation is generally comparable to the peer group.

During fiscal 2010, after reviewing current market practices and peer group data, the Committee made adjustments to certain components of executive compensation as described below in the section “Committee Actions Related to Fiscal 2011.” The Committee believes these changes align with our business strategy, compensation philosophy, and peer group data.

Limitations on Deductibility of Compensation

Section 162(m) of the IRC generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to any employee. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets certain requirements, including stockholder approval of material terms of compensation.

The Committee strives to provide NEOs with compensation programs that will preserve the tax deductibility of compensation paid by Deere, to the extent reasonably practicable and to the extent consistent with Deere’s other compensation objectives. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Recoupment of Previously Paid Incentive Compensation

In November 2007, the Committee adopted the Executive Incentive Compensation Recoupment Policy (“Recoupment Policy”). The Recoupment Policy applies to the recoupment of incentive compensation paid to or deferred by certain executives (including the NEOs) if certain conditions are met. This policy applies if the NEO engaged in misconduct that:
  contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC; or
  contributed to inaccurate operating metrics being used to calculate incentive compensation.
Under the Recoupment Policy, if either of the above scenarios applies, there must also be a determination that the NEO’s incentive compensation would have been lower if the misconduct had not occurred.

Total Indirect Compensation Elements

The following sections describe each Total Indirect Compensation element:

Perquisites

We offer our NEOs various perquisites that the Committee believes are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs. For more information on the perquisites provided and to whom they apply, see footnote (6) to the Fiscal 2010 Summary Compensation Table. In addition to the items listed in the aforementioned footnote, NEOs, as well as other selected employees, are also provided with the following perquisites at no incremental cost to the Company: indoor parking, monitoring of home security systems, and access to Deere-sponsored skyboxes at local venues for personal use when not occupied for business purposes. All security services provided by the Company are reimbursed by the NEOs.

In August 2006, the Board voted to require the CEO to use the Company’s aircraft for all business and personal travel, believing that the ability to travel safely and efficiently provides substantial benefits that justify the cost. Deere’s geographic location in the Midwest, outside of a major metropolitan area, makes personal and business travel challenging. Traveling by company aircraft for business and personal reasons allows the CEO to conduct business confidentially while traveling. Since the CEO travels extensively, inefficient travel is costly to the Company. Personal use of company aircraft by other NEOs is minimal. Any personal travel by the other NEOs, individually or accompanied by their family members, on Deere aircraft must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

Retirement Benefits

Pension Benefits
The NEOs are covered by the same defined benefit pension plans, which include the same plan terms, as most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate, the Senior Supplementary Pension Benefit Plan (the “Supplementary Plan”) and the John Deere Supplemental Benefit Plan (the “Supplemental Plan”).

The defined benefit pension plan has compensation limits imposed by the Internal Revenue Code. The Supplementary Plan provides participants with the same benefit they would have received without the limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above a specified grade level. We believe that the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer of Deere. For additional information, see the Fiscal 2010 Pension Benefits Table along with the accompanying narrative and footnotes.

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (“SIP”), which is available to the majority of U.S. employees, including the NEOs. We make matching contributions on up to six percent of an employee’s pay to participant SIP accounts. The fiscal year corporate composite OROA of the STI Plan (see the “Performance Metrics for STI” section above) is used for determining the level of actual company match for the following calendar year. The level of company match also depends upon the NEO’s participation in the Traditional Option versus the Contemporary Option as explained in the narrative preceding the Fiscal 2010 Pension Benefits Table. The following table illustrates the Company’s match for calendar 2010, which is reported under the “All Other Compensation” column of the Fiscal 2010 Summary Compensation Table:

Traditional Option match on 1-6% of base salary	53%
Contemporary Option match on first 2% of base salary	159%
Contemporary Option match on next 4% of base salary	53%

Deferred Compensation Benefits

We also maintain certain deferred compensation plans that provide the NEOs with a longer-term savings opportunity on a tax-efficient basis. All deferred compensation benefits are designed to attract, retain, and motivate employees. Such deferred compensation benefits are commonly offered by companies with whom we compete for talent. See the “Nonqualified Deferred Compensation” section below for additional details.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Potential Payments upon Change in Control
Our change in control agreements have been in place since 2000. In August 2009, the Committee approved a Change in Control Severance Program (the “CIC Program”) to replace the existing change in control agreements. The CIC Program covers certain executive officers, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes that the CIC Program serves the following purposes:
  Encourages executives to act in the best interests of stockholders in evaluating a transaction that, without a change in control arrangement, could be personally detrimental;
  Keeps executives focused on running the business in the face of real or rumored transactions;
  Protects Deere’s value by retaining key talent in the face of corporate changes;
  Protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere; and
  Assists in the attraction and retention of executives as a competitive practice.
For more information, see “Fiscal 2010 Potential Payments upon Change in Control” and the corresponding tables.

Other Potential Post Employment Payments
The Company’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section below entitled “Fiscal 2010 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

Committee Actions Related to Fiscal 2011

During fiscal years 2009 through 2010, our management conducted an in-depth review of our overall strategy, including positioning Deere for global growth. In conjunction with this review, the Committee approved changes to the following variable pay components to ensure alignment between compensation and the Company’s performance:

STI Changes for Fiscal 2011

1.	Revised Corporate Composite Weighting

The following weighting will be used to calculate STI for all employees, including the NEOs. The weighting includes a new component, Equipment Operations OROA. The Equipment Operations OROA represents the combined results of the Agriculture and Turf Operations and the Construction and Forestry Operations. (The current weighting is described above in the section entitled, “Performance Metrics for STI.”):

Equipment Operations OROA	50%
Agriculture and Turf Operations OROA	25%
Construction and Forestry Operations OROA	15%
Credit Operations ROE	10%

The addition of the Equipment Operations OROA supports the Company’s strategy by encouraging the divisions to work collaboratively and optimize resources, ultimately benefiting the entire enterprise. Divisional results continue to be represented to support the connection between our employees and our business results.

2.	Changed the calculation of OROA and ROE to “as reported,” which requires MTI costs to be expensed prior to STI payout. This increases the level of company performance required to achieve all designated levels of performance (minimum, target, and maximum).

MTI Changes for Performance Period Beginning in Fiscal 2011

1.
Changed the Length of the Performance Period from Four Years to Three Years

The Committee has reviewed the impact of four-year performance periods in light of the fluctuations in business conditions and current market practice. The Committee has approved a three-year performance period starting in fiscal 2011 which will cover fiscal years 2011-2013. The Committee believes a three-year performance period will lessen the impact of the lag effect (described above in the section, “Performance Metrics for MTI”) and better matches the timing of SVA accumulation with MTI payout. To implement the transition from a four-year to a three-year performance cycle, the Committee did not approve a performance period starting in 2010.

2.	Approved Performance Goals and Target Rates

For the three-year performance period ending in fiscal year 2013, the Committee approved a goal of $2,465 million accumulated SVA at target. A maximum MTI payout will occur if accumulated SVA reaches $4,930 million. These goals are aligned to the Company’s strategy of profitability and growth. The pool-sharing concept has been replaced by target

MTI rates which will be set at the beginning of the performance period. MTI payout will be determined based on these target MTI rates, median of actual salaries for the salary grade, and company performance against the MTI goals. For the performance periods ending in 2011, 2012, and 2013, the following target MTI rates have been approved:

Target MTI Rates*:
CEO	121%
Other NEOs	93%

* A minimum MTI award ($1,100 for the CEO and $400 for the other NEOs) will not be paid unless accumulated SVA exceeds $1 million for the performance period.

3.	Changed SVA Calculation by Using “As Reported” SVA

	a.	MTI costs will be expensed prior to MTI payout. This increases the level of company performance required to achieve all designated levels of performance (minimum, target, and maximum).

	b.	The pretax cost of equity for Financial Services will be approximately 15% to align to external reporting adopted in fiscal 2010. The lower cost of equity aligns to the lower debt-to-equity ratio resulting from the recent credit crisis.

	c.	The allowances for credit loss adjustments for Financial Services will be eliminated, which is more in line with the SVA calculation for the Equipment Operations.

4.	Changed Award Eligibility Requirements upon Retirement

Currently, participants may retire during the last 13 months of a performance period and maintain MTI payout eligibility. Beginning with the payout for the performance period ending in 2013, participants retiring in the last year of a performance period must remain active six months before the end of such performance period in order to maintain payout eligibility. This change requires participants to be active for a greater portion of the performance period.

LTI Changes for Fiscal 2011

1.	Approved the Addition of Performance Share Units (“PSUs”)

The Committee has approved the addition of PSUs to the LTI mix in an effort to support the Company’s strategy while continuing to align our compensation design with market practice. This change reinforces the Company’s continued commitment to pay for performance while encouraging long-term, sustainable growth. The following chart summarizes the mix, performance drivers, and objectives for the various LTI components as they relate to the NEOs.

	Stock Options		RSUs		PSUs
LTI Mix-Fiscal 2010	75%		25%		Not applicable
LTI Mix-Fiscal 2011	35%		25%		40%
Performance Drivers	-	Stock price	-	Stock price	-	50% Total Stockholder Return (“TSR”)
		appreciation		appreciation	-	50% Revenue Growth
					-	TSR and Revenue Growth measured relative to
						the S&P 500 Industrial Sector
					-	Three-year performance period
Objectives	-	Alignment with	-	Alignment with	-	Alignment with stockholder interests and focus
		stockholder		stockholder		on business strategy (TSR and revenue growth)
		interests and		interests and	-	Drive exceptional operating performance and
		support business		support business		disciplined, profitable growth
		strategy		strategy	-	Stock ownership
	-	Stock ownership	-	Stock ownership	-	Retention
	-	Retention	-	Retention	-	Payout for PSUs can range from 0% to 200%
						Payout % *
					Below 25th percentile	0%
					At 25th percentile	25%
					At 50th percentile	100%
					At or above 75th percentile	200%
					*Interim points are interpolated

2.	Adopted Award Adjustment Discretion Based upon Performance

After consideration of individual performance, the LTI award may be increased up to 20%. Awards may also be decreased at the Committee’s discretion. Such adjustments are reviewed and approved by the Committee.

3.	Eliminated the Hold Until Retirement Requirement for RSUs

Starting in fiscal 2011, NEOs receiving RSUs will not be required to hold them until retirement. The RSUs will continue to cliff vest three years after the grant date and will remain restricted until five years after the grant date. RSUs awarded in fiscal years 2003 and 2008 through 2010 will continue to be restricted until retirement.

Risk Assessment of Compensation Policies and Practices

Management has conducted a comprehensive risk assessment of the Company’s compensation policies and practices. The risk assessment process included the following:

(1)	Assembled a Compensation Risk Assessment Team (“Management Team”) comprised of management representing relevant areas of oversight;

(2)	Completed an inventory of the Company’s compensation programs globally for both executive and non-executive employees; and

(3)	Established a detailed risk assessment questionnaire and applied it to the compensation programs which, due to their size, potential payout, and/or structure could potentially have a material adverse effect on the Company.

The inquiries in the risk assessment questionnaire focused on the following issues: (a) pay-for-performance comparison against the Company’s peer group; (b) balance of compensation components; (c) program design and pay leverage; (d) program governance; and (e) mitigating factors that offset program risks.

After review, the Management Team concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee, along with its independent compensation consultant, Pearl Meyer, reviewed the risk assessment and concurred with the Management Team’s conclusion. Specifically, the Committee believes the following key factors support the Management Team’s conclusion: (i) the performance metrics for determining STI (OROA and ROE) and MTI (SVA) are based on worldwide, publicly reported metrics with only minor adjustments and, therefore, are not easily susceptible to manipulation; (ii) the metrics for STI are capped at a maximum level of OROA and ROE performance, thereby reducing the risk that the executives might be motivated to attain excessively high “stretch” goals in order to maximize short-term payouts; and (iii) current payouts under the MTI plan are capped at a maximum amount of accumulated SVA for the multi-year performance period. In addition, Deere maintains stock ownership guidelines which are designed to incentivize our NEOs to focus on the Company’s long-term, sustainable growth. Finally, Deere has a Recoupment Policy (which is described above) designed to prevent misconduct relating to financial reporting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Vance D. Coffman, Chair
Crandall C. Bowles
Clayton M. Jones
Richard B. Myers
David B. Speer

EXECUTIVE COMPENSATION TABLES

Fiscal 2010 Summary Compensation Table

     We are required to include the CEO, CFO, and the next three highest paid executives in the Fiscal 2010 Summary Compensation Table.

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation
	Fiscal	($)	($)	($)	($)	($)	($)	Total
Name & Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	($)
Samuel R. Allen	2010	$1,200,000	$1,412,997	$4,231,536	$5,258,102	$1,032,944	$187,941	$13,323,520
Chairman and	2009	$795,965	$829,038	$818,914	$1,606,687	$1,337,240	$222,299	$5,610,143
Chief Executive Officer	2008	$578,205	$852,938	$803,743	$2,006,962	$225,881	$193,050	$4,660,779
James M. Field	2010	$524,027	$296,153	$886,939	$1,593,653	$175,117	$178,320	$3,654,209
Senior Vice President	2009	$492,321	$557,650	$550,845	$1,282,097	$281,811	$186,582	$3,351,306
Chief Financial Officer
David C. Everitt	2010	$628,704	$362,145	$1,084,556	$1,721,609	$882,582	$15,990	$4,695,586
President, Agriculture	2009	$624,820	$829,474	$819,332	$1,378,309	$1,347,991	$22,178	$5,022,104
& Equipment Operations	2008	$590,115	$861,288	$811,639	$2,008,179	$424,899	$72,152	$4,768,272
James R. Jenkins	2010	$548,400	$315,904	$946,040	$1,631,918	$392,962	$73,569	$3,908,793
Senior Vice President	2009	$546,225	$665,896	$657,780	$1,324,864	$551,591	$145,041	$3,891,397
General Counsel
Michael J. Mack, Jr.	2010	$601,448	$339,886	$1,017,961	$1,678,493	$378,160	$85,712	$4,101,660
President, WW Construction	2009	$582,821	$682,357	$674,027	$1,342,033	$656,152	$163,490	$4,100,880
& Forestry Operations	2008	$543,367	$722,018	$680,425	$1,930,241	$57,187	$212,210	$4,145,448

(1)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. For salary amounts deferred in fiscal 2010, see amounts listed in the first column of the Fiscal 2010 Deferred Compensation Table corresponding with “Deferred Plan.”

(2)	Represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. The amounts reported for the years 2008 and 2009 do not match the amounts reported in last year’s proxy statement due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to use the grant date fair value methodology. Assumptions made in the calculation of these amounts are included in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2010. The RSUs included in this table vest after three years. The RSUs granted in fiscal years 2008-2010 must be held until retirement or other permitted termination of employment. RSU grants are discussed in the “Long-Term Incentive” section of the CD&A. In accordance with SEC regulations, the amounts shown exclude the potential impact of estimated forfeitures related to service-based vesting conditions.

(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The amounts reported for the years 2008 and 2009 do not match the amounts reported in last year’s proxy statement due to the new reporting requirements adopted by the SEC in late 2009, which require the Company to use the grant date fair value methodology. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model are described in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2010. Option grants are discussed in the “Long- Term Incentive” section of the CD&A.

(4)	Non-equity incentive plan compensation includes cash awards under the STI and MTI plans. See the CD&A under “Total Direct Compensation Elements” for a more detailed description of STI and MTI awards. Cash awards earned for the performance period ending in fiscal 2010 were paid to NEOs on December 15, 2010, unless deferred under the Voluntary Deferred Compensation Plan.

The following table shows the awards earned under the STI and MTI plans:

	STI (a)			MTI (b)
		Actual		Target	Actual		Total Non-
	Target	Performance		Rate as %	Performance		Equity Incentive
	Rate as %	as % of	Award	of Median	as % of	Award	Plan
Name	of Salary	Target	Amount	Salary	Target	Amount	Compensation
Samuel R. Allen	125%	131%	$1,971,000	160%	200%	$3,287,102	$5,258,102
James M. Field	85%	131%	$574,243	123%	200%	$1,019,410	$1,593,653
David C. Everitt	85%	131%	$702,199	123%	200%	$1,019,410	$1,721,609
James R. Jenkins	85%	131%	$612,508	123%	200%	$1,019,410	$1,631,918
Michael J. Mack, Jr.	85%	131%	$659,083	123%	200%	$1,019,410	$1,678,493

	(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2010 Performance Results for STI,” the NEOs earned an STI award equal to 131% of the target bonus opportunity.

	(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2010 Performance Results for MTI,” the NEOs earned an MTI award equal to 200% of the target opportunity.

(5)	The following table shows the change in pension value and above-market earnings on nonqualified deferred compensation during fiscal 2010:

		Nonqualified
		Deferred
	Change in	Compensation
	Pension Value	Earnings
Name	(a)	(b)	Total
Samuel R. Allen	$1,026,566	$6,378	$1,032,944
James M. Field	$172,769	$2,348	$175,117
David C. Everitt	$873,727	$8,855	$882,582
James R. Jenkins	$388,300	$4,662	$392,962
Michael J. Mack, Jr.	$371,269	$6,891	$378,160

(a)	Represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans from October 31, 2009 to October 31, 2010. The pension value calculations include the same assumptions as used in the U.S. pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2010 Pension Benefits Table.

(b)	Represents above-market earnings on compensation that is deferred by the NEOs under our nonqualified deferred compensation plans. Above-market earnings represent the difference between the interest rate used to calculate earnings under the plan (prime rate plus 2% for amounts deferred prior to 2010) and 120% of the applicable federal long-term rate prescribed by the IRC. See the Fiscal 2010 Deferred Compensation Table for additional information.

(6)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2010 Summary Compensation Table.

							Company
	Personal						Contributions
	Use of						to Defined
	Company	Financial		Medical	Misc		Contribution	Total All
	Aircraft	Planning	Relocation	Exams	Perquisites	Tax Gross Ups	Plans	Other
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Compensation
Samuel R. Allen	$28,925	$14,291	$—	$3,043	$3,356	$—	$138,326	$187,941
James M. Field	$—	$1,560	$64,888	$—	$3,160	$44,568	$64,144	$178,320
David C. Everitt	$—	$—	$—	$4,181	$3,064	$—	$8,745	$15,990
James R. Jenkins	$—	$—	$—	$—	$3,064	$—	$70,505	$73,569
Michael J. Mack, Jr.	$—	$7,500	$—	$—	$3,454	$—	$74,758	$85,712

(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft at rates established by the IRS. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, Deere calculates the variable costs for fuel on a per mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs are excluded. The personal usage of company aircraft for Mr. Allen represents below 1% of overall aircraft usage and about 30 hours of travel.

(b)	This column contains amounts Deere paid for financial planning assistance on behalf of the NEOs. The CEO may annually receive up to $15,000 of assistance and the other NEOs may receive up to $10,000 annually. In addition to the amount disclosed in the table, the Company incurred $3,310 in fees for financial planning services rendered to Mr. Allen at the end of fiscal 2009. The services were invoiced to the Company in fiscal 2010. Financial planning fees covered by the Company for Mr. Allen did not exceed the $15,000 limit in either fiscal 2009 or fiscal 2010.

(c)	This column contains amounts reimbursed for relocation.

(d)	This column contains the amounts Deere paid for annual medical exams for NEOs.

(e)	Miscellaneous perquisites include spousal attendance at company events. NEOs are required to fully reimburse Deere for security services.

(f)	Tax gross ups are provided when expenses are incurred for business purposes, but applicable tax rules result in imputed income to the employee. We have eliminated tax gross ups for spousal travel. Tax gross ups are provided only under the following circumstances as available to all employees:

  Tax reimbursements associated with overseas assignments. Our policy provides that an employee will not incur excess tax liability for an overseas assignment. Accordingly, an employee’s taxes are equalized to ensure that additional out-of-pocket tax expenses are not incurred; and
  Tax reimbursement for income imputed to an employee on reimbursed moving expenses.

(g)	Deere makes contributions to the John Deere Savings and Investment Plan (“SIP”) for all employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for all employees covered by the Contemporary Option under the tax-qualified pension plan. Messrs. Allen, Field, Mack, and Jenkins are covered by the Contemporary Option.

Fiscal 2010 Grants of Plan-Based Awards

The following table provides additional information regarding fiscal 2010 grants of RSU and stock option awards under the Omnibus Plan, and the potential range of awards that were approved in fiscal 2010 under STI for payout in future years. These awards are further described in the CD&A under “Total Direct Compensation Elements.” No awards were approved under MTI during fiscal 2010.

							All Other	All Other
							Stock	Option
							Awards:	Awards:	Exercise or		Grant Date
							Number of	Number of	Base		Fair Value of
				Estimated Future Payouts Under Non-			Shares of	Securities	Price of		Stock and
				Equity Incentive Plan Awards			Stock or	Underlying	Option	Closing	Option
				(2)			Units	Options	Awards	Price on	Awards
	Grant Date	Committee	Award	Threshold	Target	Maximum	(#)	(#)	($ / Sh)	Grant	($)
Name	(1)	Action Date	Type	($)	($)	($)	(3)	(4)	(5)	Date	(6)
Samuel R. Allen	12/1/2009	12/1/2009	STI	$—	$1,500,000	$3,000,000
	12/9/2009	12/1/2009	RSUs				27,043				$1,412,997
	12/9/2009	12/1/2009	Options					269,353	$52.25	$52.64	$4,231,536
			Totals	$—	$1,500,000	$3,000,000	27,043	269,353			$5,644,533
James M. Field	12/1/2009	12/1/2009	STI	$—	$437,019	$874,038
	12/9/2009	12/1/2009	RSUs				5,668				$296,153
	12/9/2009	12/1/2009	Options					56,457	$52.25	$52.64	$886,939
			Totals	$—	$437,019	$874,038	5,668	56,457			$1,183,092
David C. Everitt	12/1/2009	12/1/2009	STI	$—	$534,398	$1,068,796
	12/9/2009	12/1/2009	RSUs				6,931				$362,145
	12/9/2009	12/1/2009	Options					69,036	$52.25	$52.64	$1,084,556
			Totals	$—	$534,398	$1,068,796	6,931	69,036			$1,446,701
James R. Jenkins	12/1/2009	12/1/2009	STI	$—	$466,140	$932,280
	12/9/2009	12/1/2009	RSUs				6,046				$315,904
	12/9/2009	12/1/2009	Options					60,219	$52.25	$52.64	$946,040
			Totals	$—	$466,140	$932,280	6,046	60,219			$1,261,944
Michael J. Mack, Jr.	12/1/2009	12/1/2009	STI	$—	$501,585	$1,003,170
	12/9/2009	12/1/2009	RSUs				6,505				$339,886
	12/9/2009	12/1/2009	Options					64,797	$52.25	$52.64	$1,017,961
			Totals	$—	$501,585	$1,003,170	6,505	64,797			$1,357,847

(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of the estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting following the end of the fiscal year.

(2)	These columns show the range of potential payouts under the STI plan.

The performance period for STI in this table covers November 1, 2009 through October 31, 2010. For actual performance between threshold, target, and maximum, the STI award earned is prorated on a straight-line basis.

The Committee did not approve a performance period for MTI during fiscal 2010 in anticipation of transitioning to three-year performance periods in fiscal 2011.

(3)	Represents the number of RSUs granted during fiscal 2010 in December 2009. RSUs will vest three years after the grant date, but must be held until retirement or other permitted termination of employment before they are settled in Deere common stock. For the NEOs, except for the CEO, the Committee approved a 10% reduction from a target LTI award (including RSUs and options). In the case of the CEO, the full Board approved a 10% reduction from a target LTI award (including RSUs and options). Prior to settlement, each RSU entitles the individual to receive payments from Deere equal to any quarterly dividends that Deere pays on one share of its common stock. Dividend equivalents are paid in cash at the same time as dividends are paid on Deere’s common stock.

(4)	Represents the number of options granted during fiscal 2010 in December 2009. As described in the preceding footnote (footnote 3), the NEOs received a 10% reduction from a target LTI award (including RSUs and options). These options vest in approximately three equal installments on the first, second, and third anniversaries of the grant date.

(5)	The exercise price is the average of the high and low price of Deere common stock on the NYSE on the grant date.

(6)	Represents the full grant date fair value of RSUs and options granted to the NEOs in fiscal 2010 valued under GAAP. Generally, the full value is the amount that Deere would expense in its financial statements over the award’s vesting period and does not correspond to the actual value that may be realized by the NEOs. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in column (5) for stock options). For options, the fair value on the grant date was $15.71, which was calculated using the binomial lattice option pricing model. For additional information on the valuation assumptions, refer to Note 24, “Stock Option and Restricted Stock Awards” of Deere’s consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2010.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table itemizes outstanding options and RSUs held by the NEOs as of October 31, 2010.

		Option Awards						Stock Awards
		Number of	Number of					Number
		Securities	Securities					of Shares	Market Value
		Underlying	Underlying	Total Number				or Units of	of Shares or
		Unexercised	Unexercised	of Securities		Market Value		Stock That	Units of Stock
		Options	Options	Underlying	Option	of Unexercised	Option	Have Not	That Have Not
		Exercisable	Unexercisable	Unexercised	Exercise	Options	Expiration	Vested	Vested
		(#)	(#)	Options	Price	($)	Date	(#)	($)
Name	Grant Date	(1)	(1)	(#)	($)	(2)	(3)	(4)	(5)
Samuel R. Allen	7-Dec-05	19,922	—	19,922	$34.44	$843,896	7-Dec-15	—	$—
	6-Dec-06	32,371	—	32,371	$48.38	$920,146	6-Dec-16	—	$—
	5-Dec-07	19,301	9,507	28,808	$88.82	$—	5-Dec-17	9,603	$737,510
	17-Dec-08	21,319	41,385	62,704	$39.67	$2,328,513	17-Dec-18	20,901	$1,605,197
	9-Dec-09	—	269,353	269,353	$52.25	$6,612,616	9-Dec-19	27,043	$2,076,902
		92,913	320,245	413,158		$10,705,171		57,547	$4,419,609
James M. Field	10-Dec-03	20,000	—	20,000	$30.82	$919,600	10-Dec-13	—	$—
	8-Dec-04	26,798	—	26,798	$34.69	$1,128,598	8-Dec-14	—	$—
	7-Dec-05	17,086	—	17,086	$34.44	$723,763	7-Dec-15	—	$—
	6-Dec-06	13,380	—	13,380	$48.38	$380,327	6-Dec-16	—	$—
	5-Dec-07	11,845	5,835	17,680	$88.82	$—	5-Dec-17	5,893	$452,582
	17-Dec-08	14,340	27,838	42,178	$39.67	$1,566,280	17-Dec-18	14,059	$1,079,731
	9-Dec-09	—	56,457	56,457	$52.25	$1,386,019	9-Dec-19	5,668	$435,302
		103,449	90,130	193,579		$6,104,587		25,620	$1,967,615
David C. Everitt	5-Dec-07	19,490	9,601	29,091	$88.82	$—	5-Dec-17	9,697	$744,730
	17-Dec-08	—	41,406	41,406	$39.67	$1,537,612	17-Dec-18	20,912	$1,606,042
	9-Dec-09	—	69,036	69,036	$52.25	$1,694,834	9-Dec-19	6,931	$532,301
		19,490	120,043	139,533		$3,232,446		37,540	$2,883,073
James R. Jenkins	10-Dec-03	4,000	—	4,000	$30.82	$183,920	10-Dec-13	—	$—
	8-Dec-04	10,000	—	10,000	$34.69	$421,150	8-Dec-14	—	$—
	7-Dec-05	19,660	—	19,660	$34.44	$832,798	7-Dec-15	—	$—
	6-Dec-06	44,920	—	44,920	$48.38	$1,276,851	6-Dec-16	—	$—
	5-Dec-07	15,946	7,854	23,800	$88.82	$—	5-Dec-17	7,933	$609,254
	17-Dec-08	17,124	33,242	50,366	$39.67	$1,870,341	17-Dec-18	16,788	$1,289,318
	9-Dec-09	—	60,219	60,219	$52.25	$1,478,376	9-Dec-19	6,046	$464,333
		111,650	101,315	212,965		$6,063,436		30,767	$2,362,905
Michael J. Mack, Jr.	6-Dec-06	35,406	—	35,406	$48.38	$1,006,416	6-Dec-16	—	$—
	5-Dec-07	16,339	8,049	24,388	$88.82	$—	5-Dec-17	8,129	$624,307
	17-Dec-08	—	34,063	34,063	$39.67	$1,264,930	17-Dec-18	17,203	$1,321,190
	9-Dec-09	—	64,797	64,797	$52.25	$1,590,766	9-Dec-19	6,505	$499,584
		51,745	106,909	158,654		$3,862,112		31,837	$2,445,081

(1)	Options generally become vested and exercisable in approximately three equal installments on the first, second, and third anniversaries of the grant date.

(2)	The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80, and the option exercise price. No value is shown for “underwater” options.

(3)	Options expire ten years from the grant date.

(4)	RSUs generally vest three years from the grant date. RSUs granted in fiscal years 2008-2010 must be held until retirement or other permitted termination of employment before they are settled in Deere common stock. RSUs that have vested, but have not been settled in Deere common stock are included on the Fiscal 2010 Deferred Compensation Table.

(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80.

Fiscal 2010 Option Exercises and Stock Vested

The following table provides information regarding option exercises and vesting of RSUs for each NEO during fiscal 2010. These options and stock awards were granted in prior fiscal years and are not related to performance in fiscal 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
	(#)	($)	(#)	($)
Name	(1)	(2)	(3)	(4)
Samuel R. Allen	—	$—	16,194	$868,160
James M. Field	14,536	$521,075	4,460	$239,101
David C. Everitt	73,450	$1,817,195	16,064	$861,191
James R. Jenkins	58,000	$1,200,631	14,972	$802,649
Michael J. Mack, Jr.	31,225	$1,077,380	11,802	$632,705

(1)	Represents the total number of shares which were exercised before any withholding of shares to pay the exercise price and taxes.

(2)	Value realized on exercise is based on the closing price of Deere common stock on the NYSE upon exercise minus the exercise price.

(3)	Represents the number of RSUs that vested during fiscal 2010. These RSUs were granted in December 2006 and vested in December 2009. Although they are vested, these RSUs will not be settled in Deere common stock until December 2011, when the five-year holding period expires.

(4)	Represents the number of RSUs vested multiplied by the closing price ($53.61) of Deere common stock on the NYSE as of the vesting date.

Pension Benefits

The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Supplemental Plan”).

In 1996, we introduced a new pension option under the Salaried Plan known as the “Contemporary Option.” At that time, participants were given the choice between remaining in the existing Salaried Plan option known as the “Traditional Option” or choosing the new Contemporary Option. New employees hired after 1996 automatically participate in the Contemporary Option.

Salaried Plan
The Salaried Plan is a qualified plan subject to certain IRC limitations on benefits and is subject to the Employee Retirement Income Security Act. Deere makes contributions to, and benefits are paid from, a tax-exempt pension trust. The two pension options, Traditional and Contemporary, provided by the Salaried Plan can be summarized as follows:

Traditional Option
The Traditional Option pension benefit is based on a formula that calculates a retirement benefit using service credit, “Final Average Pay” as defined below, and a multiplier. Generally, Final Average Pay is the participant’s aggregate salary (up to IRC limits) for the last 60 months prior to retirement divided by 60, unless the last 60 months is not the participant’s highest earnings. In that case, the Final Average Pay would be calculated using the participant’s five highest consecutive anniversary years of earnings.

The formula for calculating monthly pension benefits under the qualified Traditional Option is:

Final Average Pay (up to IRC limits)

x Years of Service

x 1.5%

Eligibility to retire with unreduced pension benefits under the Traditional Option is based on age and years of service. Participants who are age 60 with ten or more years of service, or who are age 65 with five or more years of service, receive unreduced pension benefits.

Under the Traditional Option, early retirement eligibility occurs upon the earlier of:

1)	having 30 years of service;
2)	the sum of the participant’s years of service and age equaling 80 or more; or
3)	reaching age 60 or more with ten years of service.
Pension amounts are reduced 4% for each year that retirement benefits are received before age 60. Mr. Everitt is the only NEO eligible to retire early under the Traditional Option.

Contemporary Option
Under the Contemporary Option, “Career Average Pay” replaces Final Average Pay in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRC limits). For participants electing the Contemporary Option, the transition to Career Average Pay includes salary and STI awards from 1992 through 1997 plus all subsequent salary and STI award payments until retirement. For salaried employees participating in this option, Deere makes enhanced contributions to the employee’s 401(k) retirement savings account.

The formula for calculating benefits under the qualified Contemporary Option is:

Career Average Pay (up to IRC limits)

x Years of Service

x 1.5%

Eligibility to retire with unreduced benefits under the Contemporary Option occurs at age 67 for all employees hired on or after January 1, 1997. For employees hired before this date, the eligibility age for retiring with unreduced benefits is based on years of service as of January 1, 1997 and ranges from ages 60 to 67.

For employees hired before January 1, 1997 who were not eligible to retire on January 1, 1997, and for employees hired on or after January 1, 1997, early retirement eligibility under the Contemporary Option is the earlier of:

1)	age 55 with ten or more years of service; or
2)	age 65 with five or more years of service.

Pension payments are reduced 4% for each year the employee is under the unreduced benefits age upon retirement. Messrs. Allen and Jenkins are the only NEOs currently eligible to retire under the Contemporary Option.

Supplementary Plan
The Supplementary Plan is an unfunded, nonqualified excess defined benefit plan, which provides additional pension benefits in a comparable amount to those benefits that the participant would have received under the Salaried Plan in the absence of IRC limitations. Benefit payments for the Supplementary Plan are made from the assets of Deere.

The Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above IRC qualified plan limits.

Supplemental Plan
The Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain executives, including all NEOs. Benefit payments for the Supplemental Plan are made from the assets of Deere.

The formulas for calculating benefits under the Supplemental Plan for each pension option can be summarized as follows:

Contemporary Option
     Career Average Pay

     x Years of Service as grade 13 and above beginning 1 January 1997

     x 0.5%

Traditional Option
The Supplemental Plan benefit under the Traditional Option is derived by subtracting the value of the Traditional Option (Salaried Plan plus Supplementary Plan) from the value of the Contemporary Option (Salaried Plan, Supplementary Plan plus Supplemental Plan) had it been chosen. If this amount is positive, the NEO will receive this additional amount as a Supplemental Plan benefit.

Fiscal 2010 Pension Benefits Table

			Number	Present
		Assumed	of Years of	Value of
		Retirement	Credited	Accumulated
		Age	Service	Benefit
	Plan Name	(#)	(#)	($)
Name	(1)	(2)	(3)	(4)
Samuel R. Allen	Salaried Plan	63	35.4	$928,906
Contemporary Option	Supplementary Plan	63	35.4	$2,986,831
	Supplemental Plan	63	13.8	$499,686
	Total			$4,415,423
James M. Field	Salaried Plan	65	16.5	$198,924
Contemporary Option	Supplementary Plan	65	16.5	$303,729
	Supplemental Plan	65	11.7	$125,221
	Total			$627,874
David C. Everitt	Salaried Plan	60	35.4	$1,519,199
Traditional Option	Supplementary Plan	60	35.4	$2,772,672
	Supplemental Plan	63	13.8	$670,642
	Total			$4,962,513
James R. Jenkins	Salaried Plan	65	10.7	$361,776
Contemporary Option	Supplementary Plan	65	10.7	$1,435,687
	Supplemental Plan	65	10.7	$616,506
	Total			$2,413,969
Michael J. Mack Jr.	Salaried Plan	65	24.3	$440,022
Contemporary Option	Supplementary Plan	65	24.3	$988,646
	Supplemental Plan	65	13.8	$273,689
	Total			$1,702,357

(1)	Benefits are provided under the Salaried Plan, the Supplementary Plan, and the Supplemental Plan as described in the narrative preceding the table.

(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age or normal retirement age, if earlier. The assumed retirement age may vary depending on whether the NEO is covered by the Traditional Option or the Contemporary Option as explained in the narrative preceding the table.

(3)	Years and months of service credit under each plan as of October 31, 2010. The years of credited service are equal to years of service with Deere for the Salaried and Supplementary Plan. Service credit under the Supplemental Plan is based on service as a grade 13 or above, beginning January 1, 1997.

(4)	The actuarial present value of the accumulated benefit is shown as of October 31, 2010, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts that the NEO may receive.

The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.

The following assumptions were used to calculate the present value of the accumulated benefit. References to the assumptions used in fiscal years 2009 and 2008 are included below since the change in the accumulated benefit between fiscal years is included in the Fiscal 2010 Summary Compensation Table under the column “Change in Pension Value:”
  Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan;
  Present value amounts were determined based on the financial accounting discount rate for U.S. pension plans of 5.00% for fiscal 2010, 5.45% for fiscal 2009, and 8.35% for fiscal 2008;
  Benefits subject to a lump sum distribution were determined using an interest rate of 3.77% for fiscal 2010, 4.19% for fiscal 2009, and 4.27% for fiscal 2008;
  The mortality table used for the qualified and non-qualified plans was the RP2017 table for fiscal 2010, RP2016 table for fiscal 2009, and the RP2015 table for fiscal 2008, in each case as published by the IRS; and
  Pensionable earnings is calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5%) with no future increase and the STI bonus as an estimate at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned for prior years.

Nonqualified Deferred Compensation

The Fiscal 2010 Deferred Compensation Table below shows information about three programs:

1)	the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan;

2)	the John Deere Defined Contribution Restoration Plan (“DCRP”), a nonqualified savings plan; and

3)	deferred RSUs.

Deferred Plan
Under the Deferred Plan, through fiscal 2008, NEOs could defer any component (in 5% increments up to 95%) of their cash compensation, which includes base salary, STI, and MTI. For deferrals elected for fiscal years 2009 and 2010, up to 70% of base salary could be deferred while STI and MTI awards could be deferred up to 95%. On the first day of each calendar quarter, the balance in the accounts under the Deferred Plan is credited with interest. For deferrals made through calendar 2009, interest is credited at the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2%, as of the last day of the preceding quarter. For all of fiscal 2010, the rate credited was 5.25%. For deferrals made after December 31, 2009, the deferred amounts earn interest based on the Moody’s “A” rated Corporate Bond Rate.

An election to defer salary must be made prior to the beginning of the calendar year in which deferral occurs. An election to defer STI must be made prior to the beginning of the fiscal year upon which the award is based. An election to defer MTI must be made prior to the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments not to exceed ten years. Distribution must be completed within ten years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event of the Company’s bankruptcy.

DCRP
The DCRP is designed to allow executives participating in our Contemporary Option to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by the IRC. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation. None of the NEOs receive commission compensation. The 401(k) deferral percentage selected by the employee in place each October 31st is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event of the Company’s bankruptcy.

Two investment options are available under the DCRP: the prime rate, as determined by the Federal Reserve Statistical Release for the prior month, plus 2%; or a rate of return based on the S&P 500 Index for the prior month. Participants may choose either investment option for any portion of their account. Participants can change investment options each calendar year. During fiscal 2010, the annualized rates of return under the two options were as follows:

Earnings Under Investment Options
	Prime plus 2%	S&P 500 Index
November-09	5.25%	12.01%
December-09	5.25%	22.70%
January-10	5.25%	24.84%
February-10	5.25%	14.27%
March-10	5.25%	-36.76%
April-10	5.25%	69.29%
May-10	5.25%	47.15%
June-10	5.25%	-72.42%
July-10	5.25%	-44.48%
August-10	5.25%	-3.94%
September-10	5.25%	8.31%
October-10	5.25%	38.41%

Distribution options for participants eligible for retirement as of December 31, 2005, who made an election prior to December 31, 2005, consist of a single lump sum payment, a specified dollar amount each year, or decrementing withdrawals over a specified number of years. For all other participants, distribution options consist of a lump sum distribution one year following the date of separation, or, in the case of retirement, five annual installments, beginning one year following the retirement date.

Deferred RSUs
There are two scenarios under which deferred RSUs can appear in the following table:
  After RSUs are vested, generally three years from the grant date, they must be held for a restriction period as follows:
Grant Date	Date Vested	Restriction Period
December 2002	December 2005	Until retirement or no longer active employee
December 2005	December 2008	Five years (December 2010)
December 2006	December 2009	Five years (December 2011)

  For RSUs granted starting in December 2003, a NEO may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.
The Deferred RSUs will not be settled in Deere common stock until either the election period or the restriction period expires.

Fiscal 2010 Deferred Compensation Table

				Aggregate
		Executive	Registrant	Earnings in	Aggregate	Aggregate
		Contributions	Contributions	Last Fiscal	Withdrawals /	Balance at
		in Last FY	in Last FY	Year	Distributions	Last FYE
		($)	($)	($)	($)	($)
Name	Plan	(1)	(2)	(3)	(4)	(5)
Samuel R. Allen	DCRP Plan	$94,695	$125,235	$74,506	$—	$1,536,647
	Deferred RSUs	$—	$868,160	$1,682,344	$1,501,895	$3,961,805
	Total	$94,695	$993,395	$1,756,850	$1,501,895	$5,498,452
James M. Field	DCRP Plan	$34,068	$50,903	$27,597	$—	$565,078
	Deferred RSUs	$—	$239,101	$331,601	$375,737	$779,827
	Total	$34,068	$290,004	$359,198	$375,737	$1,344,905
David C. Everitt	Deferred Plan	$—	$—	$79,583	$41,534	$1,544,909
	Deferred RSUs	$—	$861,191	$3,257,899	$—	$8,324,813
	Total	$—	$861,191	$3,337,482	$41,534	$9,869,722
James R. Jenkins	DCRP Plan	$38,690	$57,385	$55,433	$—	$1,113,988
	Deferred RSUs	$—	$802,649	$1,700,711	$1,546,904	$3,967,949
	Total	$38,690	$860,034	$1,756,144	$1,546,904	$5,081,937
Michael J. Mack, Jr.	Deferred Plan	$—	$—	$75,830	$—	$1,492,083
	DCRP Plan	$42,222	$61,754	$49,541	$—	$846,321
	Deferred RSUs	$—	$632,705	$772,358	$500,982	$1,967,309
	Total	$42,222	$694,459	$897,729	$500,982	$4,305,713

(1)	The amounts in this column represent employee compensation deferrals that are included on the Fiscal 2010 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	The amounts in this column associated with the DCRP Plan represent Deere’s contributions during the fiscal year as included in the Fiscal 2010 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with Deferred RSUs represent RSUs that vested in the current fiscal year, but have not been converted into Deere common stock. The amounts are equal to those reported in the Fiscal 2010 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”

(3)	For rates of return on account balances under the Deferred Plan and the DCRP, see the “Earnings Under Investment Options” chart in the narrative preceding the Fiscal 2010 Deferred Compensation Table. For the Deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs.

(4)	Represents the settlement of RSUs that were granted in December 2004. For employees who did not choose to defer settlement beyond the minimum restriction period, as stated above, these RSUs became unrestricted on December 8, 2009. These RSUs were settled using a stock price of $52.58, which was the average of the high and low price for Deere common stock on that date.

(5)	Of the aggregate balance, the following amounts were reported as compensation to each respective NEO in the Summary Compensation Table in prior years: Mr. Allen, $1,979,375; Mr. Field, $657,216; Mr. Everitt, $1,723,434; Mr. Jenkins, $792,750; and Mr. Mack, $1,653,180.

Fiscal 2010 Potential Payments upon Change in Control

The CIC Program contains a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:
  Deere’s termination of an executive’s employment within the six months preceding or within 24 months following a change in control for reasons other than termination for death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity); or
  An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authorities, duties, or responsibilities; change in office location of at least 50 miles from current residence; material reductions in an executive’s participation in certain Deere compensation plans; or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control.
The CIC Program defines the following as “change in control” events:
  any “person,” as defined in the Securities Exchange Act (with certain exceptions), acquires 30% or more of Deere’s voting securities;
  a majority of our directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then existing directors;
  any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or
  Deere is completely liquidated, or all, or substantially all, of Deere’s assets are sold or disposed.
Benefits provided under the CIC program and other benefit plans are described in the footnotes to the table. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must hire a lawyer to enforce the agreement. Under the CIC Program, the executives agree: (a) not to disclose or to use for his or her own purposes confidential and proprietary Deere information; and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere, or to interfere with Deere’s business.

In addition, the Omnibus Plan and the Deferred Plan each contain change in control provisions that may trigger payments under these plans. Under the Omnibus Plan, unless the Board determines otherwise, and regardless of whether the employee was terminated or not, all then-outstanding equity awards would vest and restriction periods would end upon a change in control. All outstanding RSUs would be cashed out as of the date of the change in control and the employee would have the right to exercise all outstanding options. Such potential payments are disclosed in the table below adjacent to “Change in Control only.” For awards made under the Omnibus Plan on and after February 24, 2010, the foregoing provisions will apply only if there is both a change in control and the employee experiences a Qualifying Termination. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within 12 months following the change in control and distribute all account balances, or the Committee may decide to keep the Deferred Plan in effect and modify the Deferred Plan to reflect the impact of the change in control.

The following table contains estimated potential payments that would have been due to a NEO if a change in control event had occurred and, if applicable, the NEO experienced a Qualifying Termination, as of October 31, 2010. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount a NEO would receive if a change in control occurred. As explained in the footnotes, the payments listed represent the incremental amounts due to NEOs above what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEO is already entitled and are reported in previous sections of this Proxy Statement:
  amounts already earned under STI and MTI as of October 31, 2010 (reported on the Fiscal 2010 Summary Compensation Table);
  the exercise of outstanding vested options (reported on Outstanding Equity Awards at Fiscal 2010 Year-End); and
  distribution of the nonqualified Deferred Compensation (reported on the Fiscal 2010 Deferred Compensation Table).
							Defined
				Stock	Stock	Welfare	Contribution
	Salary	STI	MTI	Awards	Options	Benefits	Plans	Total
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Payments
Samuel R. Allen
~Change in Control only	$—	$—	$964,203	$—	$—	$—	$—	$964,203
~Change in Control and
Qualifying Termination	$3,600,000	$4,500,000	$964,203	$—	$—	$33,069	$414,978	$9,512,250
James M. Field
~Change in Control only	$—	$—	$1,164,117	$1,967,616	$2,419,783	$—	$—	$5,551,516
~Change in Control and
Qualifying Termination	$1,542,420	$1,311,057	$1,164,117	$1,967,616	$2,419,783	$38,123	$192,432	$8,635,548
David C. Everitt
~Change in Control only	$—	$—	$299,023	$—	$—	$—	$—	$299,023
~Change in Control and
Qualifying Termination	$1,886,100	$1,603,194	$299,023	$—	$—	$28,133	$26,235	$3,842,685
James R. Jenkins
~Change in Control only	$—	$—	$299,023	$—	$—	$—	$—	$299,023
~Change in Control and
Qualifying Termination	$1,645,200	$1,398,420	$299,023	$—	$—	$27,439	$211,515	$3,581,597
Michael J. Mack, Jr.
~Change in Control only	$—	$—	$1,164,117	$2,445,082	$2,855,696	$—	$—	$6,464,895
~Change in Control and
Qualifying Termination	$1,770,300	$1,504,755	$1,164,117	$2,445,082	$2,855,696	$38,779	$224,274	$10,003,003

(1)	The CIC Program provides for a lump sum payment of three times the annual base salary.

(2)	The CIC Program provides for a lump sum payment of three times the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2010 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.

(3)
The MTI plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump sum MTI payment based on actual performance results to date for all performance periods then in progress. The payout for the four-year performance period ending October 31, 2010, is reported in the Fiscal 2010 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For Messrs. Field and Mack, the amount shown in this table represents the payout for the three remaining performance periods. In the event of death, disability, or retirement, employees who were eligible on September 30th in the year prior to a payout receive an award. Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement and would each be entitled to the 2008-2011 MTI payout regardless of a change in control event, the amounts shown in the table for them represent the payout for the last two remaining performance periods.

(4)
In the event of a change in control, vesting and restriction requirements are no longer applicable for all stock awards and they are cashed out. For purposes of the table, all RSUs are assumed to be cashed out based on the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80. Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement and RSUs will continue to vest over the three-year period, regardless if they continue to provide services, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Field and Mack, who are not eligible for retirement, the amount shown in this table represents all unvested RSUs as of October 31, 2010. Vested RSUs are not included since they have been earned and are included on the Deferred Compensation Table. Vested RSUs are included on the Outstanding Equity Awards at Fiscal 2010 Year-End table.

(5)	In the event of a change in control, all outstanding stock options vest and can be exercised immediately. Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement, and stock options vest immediately upon retirement, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Field and Mack, who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80, and the option exercise prices. These amounts are included on the Outstanding Equity Awards at Fiscal 2010 Year-End table.

(6)	The CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.

(7)	The CIC Program includes cash payment equal to three times Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control).

Fiscal 2010 Potential Payments upon Termination of Employment Other than Following a Change in Control

The following table summarizes the estimated payments to be made to NEOs under our plans or established practices in the event of termination of employment for death, disability, retirement, termination without cause, termination for cause, and voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount NEOs would receive in the event of an eligible termination.

The amounts shown assume the termination event occurred on, and the NEO was actively employed until, October 31, 2010.

							Present Value
				Stock	Stock	Deferred	of Accumulated
	Salary	STI	MTI	Awards	Options	Compensation	Pension Benefit	Total
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Payments
Samuel R. Allen
Death	$—	$1,971,000	$6,574,204	$6,216,269	$10,705,171	$1,536,647	$3,091,579	$30,094,870
Disability	$2,497,637	$1,971,000	$6,574,204	$8,381,414	$10,705,171	$1,536,647	$5,848,454	$37,514,527
Retirement		$1,971,000	$6,574,204	$8,208,307	$10,154,122	$1,536,647	$5,612,009	$34,056,289
Termination Without Cause	$1,200,000	$1,971,000	$3,287,102	$3,961,805	$—	$1,536,647	$5,612,009	$17,568,563
Termination For Cause	$—	$1,971,000	$3,287,102	$3,961,805	$—	$1,536,647	$5,612,009	$16,368,563
Voluntary Separation (8)
James M. Field
Death	$—	$574,243	$2,038,820	$1,988,045	$6,104,587	$565,078	$382,611	$11,653,384
Disability	$1,283,575	$574,243	$2,038,820	$2,747,443	$6,104,587	$565,078	$1,539,828	$14,853,574
Retirement (9)
Termination Without Cause	$514,140	$574,243	$1,019,410	$779,827	$—	$565,078	$700,737	$4,153,435
Termination For Cause	$—	$574,243	$1,019,410	$779,827	$—	$565,078	$700,737	$3,639,295
Voluntary Separation	$—	$574,243	$1,019,410	$779,827	$—	$565,078	$700,737	$3,639,295
David C. Everitt
Death	$—	$702,199	$2,038,820	$10,157,491	$3,232,446	$1,544,909	$2,611,622	$20,287,487
Disability	$1,800,984	$702,199	$2,038,820	$11,207,885	$3,232,446	$1,544,909	$4,311,784	$24,839,027
Retirement	$—	$702,199	$2,038,820	$11,163,494	$3,091,210	$1,544,909	$4,746,439	$23,287,071
Termination Without Cause	$628,704	$702,199	$1,019,410	$8,324,813	$—	$1,544,909	$4,746,439	$16,966,474
Termination For Cause	$—	$702,199	$1,019,410	$8,324,813	$—	$1,544,909	$4,746,439	$16,337,770
Voluntary Separation (8)
James R. Jenkins
Death	$—	$612,508	$2,038,820	$5,460,173	$6,063,436	$1,113,988	$1,349,242	$16,638,167
Disability	$—	$612,508	$2,038,820	$6,330,854	$6,063,436	$1,113,988	$2,651,056	$18,810,662
Retirement		$612,508	$2,038,820	$6,292,147	$5,940,245	$1,113,988	$2,438,490	$18,436,198
Termination Without Cause	$548,400	$612,508	$1,019,410	$3,967,949	$—	$1,113,988	$2,438,490	$9,700,745
Termination For Cause	$—	$612,508	$1,019,410	$3,967,949	$—	$1,113,988	$2,438,490	$9,152,345
Voluntary Separation (8)
Michael J. Mack, Jr.
Death	$—	$659,083	$2,038,820	$3,503,078	$3,862,112	$2,338,404	$1,047,412	$13,448,909
Disability	$1,700,167	$659,083	$2,038,820	$4,412,390	$3,862,112	$2,338,404	$2,733,138	$17,744,114
Retirement (9)
Termination Without Cause	$590,100	$659,083	$1,019,410	$1,967,309	$—	$2,338,404	$1,910,977	$8,485,283
Termination For Cause	$—	$659,083	$1,019,410	$1,967,309	$—	$2,338,404	$1,910,977	$7,895,183
Voluntary Separation	$—	$659,083	$1,019,410	$1,967,309	$—	$2,338,404	$1,910,977	$7,895,183

(1)	The NEOs do not have employment agreements. We have severance guidelines, however, that provide compensation to assist an employee or NEO through a transition period if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary plus another one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the IRC, in which case severance will be paid in a lump sum.

Under our Long-Term Disability Plan, if disabled before age 64, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2010, until the time the NEO turns age 65.

(2)	Under all termination events, the amount of STI earned for the fiscal year ended October 31, 2010, would be payable in a lump sum generally within two months after the end of the fiscal year, but in no event later than March 15th of the calendar year following the end of the fiscal year. This amount is also reported in the Fiscal 2010 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(3)	Under all termination events, the amount of MTI earned for the performance period ending on October 31, 2010 would be payable in a lump sum generally within two months after the end of the fiscal year, but in no event later than March 15th of the calendar year following the end of the fiscal year. This amount is also reported in the Fiscal 2010 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” Eligibility for payment of an MTI award is established on September 30th of the year preceding a payout. In the event of death, disability, or retirement, employees who were eligible on September 30th in the year prior to a payout receive an award. The payout for the performance period ending October 31, 2011, has been estimated based on SVA performance through the end of fiscal 2010 and does not include any results for fiscal 2011. The actual payment for the performance period ending October 31, 2011 would include results for fiscal 2011 and would be paid in a lump sum within the time period described above.

(4)	In the event of death, a prorated number of unvested RSUs will vest based on the number of months lapsed since the grant date. The remaining unvested RSUs will be forfeited. Restrictions will lapse in the January following death, at which time the vested RSUs will be converted to shares of common stock.

In the event of disability or retirement, RSUs will continue to vest over the three-year period and will be converted to shares of Deere common stock at the end of the restriction period.

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs (including RSUs that vest as a result of the termination of employment) based on the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80.

(5)	In the event of death, disability, or retirement, all outstanding stock options vest immediately. In the case of death, the heirs have one year to exercise options. In the case of disability or retirement, options expire within five years. For option grants to NEOs during or after fiscal 2010, in the year of retirement, an executive earns 1/12th of the stock options awarded during the year for each month the employee remains active. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2010, which was $76.80, and the option exercise price. These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2010 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.

(6)	In all cases, balances held in the nonqualified deferred compensation plans are payable to the employee. These amounts are reported in the Fiscal 2010 Deferred Compensation Table under Deferred Plan and DCRP. The Deferred RSUs reported in the Fiscal 2010 Deferred Compensation Table are reported on this table under the column “Stock Awards.”

(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:

  present value amounts were determined based on a discount rate of 5.00%;
  lump sum distribution amounts were determined using an interest rate of 5.00% for the Salaried Plan and 3.77% for the Supplementary and Supplemental Plans;
  the mortality table used for the Salaried Plan was RP2017 except for the Disability scenarios for which the RP2000 Disabled Retiree mortality table was used;
  the mortality table used for the Supplementary and Supplemental Plans was RP2017; and
  pensionable earnings earned were based on actual base salary and STI awards paid for fiscal 2010.
Following are additional explanations related to the various scenarios:
  Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2010.
  Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability.
  Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2010.
  Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2010.

(8)	Since Messrs. Allen, Everitt, and Jenkins are eligible for early retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, these NEOs would retire.

(9)	Since Messrs. Field and Mack are not eligible for normal or early retirement, this scenario is not applicable.

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2010:

EQUITY COMPENSATION PLAN INFORMATION

Number of
	Securities to be		Number of Securities
	Issued Upon		Remaining Available
	Exercise of		for Future Issuance
	Outstanding	Weighted-Average	Under Equity
	Options,	Exercise Price of	Compensation Plans
	Warrants,	Outstanding Options,	(excluding securities
	and Rights	Warrants, and Rights	reflected in column (a))
	(#)	($)	(#)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by
Security Holders	20,456,397 (1)	$45.12	19,750,857 (2)

Equity Compensation Plans Not Approved by
Security Holders	-0-	—	-0- (3)
Total	20,456,397	45.12	19,750,857

(1)	This amount includes 1,033,255 RSUs awarded under the Omnibus Plan. The RSUs are payable only in stock either five years after the award is granted or upon retirement. The weighted-average exercise price information in column (b) does not include these units.

(2)	This amount includes 286,916 shares available under the John Deere Non-Employee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 19,463,941 shares available under the Omnibus Plan. Under the Omnibus Plan, Deere may award shares as performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

(3)	Deere currently has no equity compensation plans, other than 401(k) savings plans, that are not approved by stockholders.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Next year’s annual meeting of stockholders will be held on February 29, 2012. If you intend to present a proposal at next year’s annual meeting, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Corporate Secretary at the address below. The Secretary must receive this proposal no later than September 15, 2011.

If you would like to present a proposal at next year’s annual meeting or if you would like to nominate one or more directors, without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address below. The Secretary must receive this notice not earlier than November 1, 2011, and not later than December 1, 2011. Nominations of directors may be made at the annual meeting of stockholders only by or at the direction of or authorization by the Board (or any authorized committee of the Board), or by any stockholder entitled to vote at the meeting who complies with the above described notice procedure.

Notice of a proposal must include for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere’s shares owned beneficially or of record by you; (5) whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by you or on your behalf with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you as required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws, as amended from time to time.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere’s shares owned beneficially or of record by you and the nominee; (4) whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by you or on your behalf with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; and (7) any other information related to you as required to be disclosed in the solicitation of proxies for election of directors under federal securities laws, as amended from time to time. We may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

Directors of Deere must tender their resignation from the Board upon any material change in their occupation, career, or principal business activity, including retirement. Directors must retire from the Board upon the first annual meeting of stockholders following their 71st birthday.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

COST OF SOLICITATION

The Company pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, the Company has made arrangements with brokers, banks, and other holders of record to send proxy materials to you, and the Company will reimburse them for their expenses in doing so.

We have retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and a few certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Moline, Illinois	GREGORY R. NOE
January 14, 2011	Secretary

APPENDIX A

DIRECTOR INDEPENDENCE CATEGORICAL STANDARDS
OF
DEERE & COMPANY CORPORATE GOVERNANCE POLICIES

NYSE Standards of Independence

A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the board finds that the director has no material relationship with the Company. Under the NYSE rules, a director will not be considered independent if, within the past three years:
  the director has been employed by Deere, either directly or through a personal or professional services agreement;
  an immediate family member of the director was employed by Deere as an executive officer;
  the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
  an immediate family member of the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
  the director was affiliated with or employed by Deere’s independent auditor;
  an immediate family member of the director was a partner of Deere’s independent auditor, or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit;
  a Deere executive officer has served on the compensation committee of a company that, at the same time, employed the director or an immediate family member of the director as an executive officer; or
  the director is employed, or the immediate family member of a director is employed as an executive officer of another company and the annual payments to, or received from Deere exceed in any single fiscal year the greater of $1 million or 2% of such other company’s consolidated gross annual revenues.
Categorical Standards of Independence

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing, or 10% or more owned by, a director or an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:
  if a director (or an immediate family member of the director) is an officer of another company that does business with Deere and the annual sales to, or purchases from Deere during such company’s preceding fiscal year are less than one percent of the gross annual revenues of such company;
A-1

  if a director is a partner of or of counsel to a law firm, the director (or an immediate family member of the director) does not personally perform any legal services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year does not exceed $100,000; and
  if a director is a partner, officer, or employee of an investment bank or consulting firm, the director (or an immediate family member of the director) does not personally perform any investment banking or consulting services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year does not exceed $100,000.
For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years, contributions in an amount not exceeding the greater of $1 million or two percent of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year. (Any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose.) All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

A-2

DIRECTIONS TO THE DEERE & COMPANY WORLD HEADQUARTERS
One John Deere Place, Moline, Illinois 61265-8098

The annual meeting will be held in the auditorium of the Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the World Headquarters and parking are on the east side of the building.

  From Chicago (or the east)
Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/ John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

  From Des Moines (or the west)
Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 9 1/4 miles to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

  From Peoria (or the south)
Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about 1/2 mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

DEERE & COMPANY STOCKHOLDER RELATIONS ONE JOHN DEERE PLACE MOLINE, IL 61265-8098
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!
VOTE BY TELEPHONE AND INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M28305-P04149	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DEERE & COMPANY

Vote on Directors
The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Charles O. Holliday, Jr.	☐	☐	☐

1b.	Election of Director: Dipak C. Jain	☐	☐	☐

1c.	Election of Director: Joachim Milberg	☐	☐	☐

1d.	Election of Director: Richard B. Myers	☐	☐	☐

Vote on Proposals
The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation ("say-on-pay")		☐	☐	☐

The Board of Directors recommends a vote for an annual frequency:		1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of say-on-pay votes	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:			For	Against	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal 2011		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please go to www.icsdelivery.com/de to enroll.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

It is a pleasure to invite you to the 2011 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 23, 2011, at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The enclosed Notice of the Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named Directors, two proposals, the ratification of the independent registered public accounting firm for fiscal 2011, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	No cell phones, cameras, sound equipment or recording devices may be brought into the auditorium.

2.
There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3.
The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.
Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around February 28, 2011.

5.	Pagers and similar devices should be silenced.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder
Meeting to be Held on February 23, 2011: The proxy statement and annual report to security holders are available on Deere's Internet site at www.JohnDeere.com/stock.

Detach Proxy Card Here ▼ ▼
M28306-P04149

DEERE & COMPANY
PROXY- ANNUAL MEETING / 23 FEBRUARY 2011

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 23, 2011.

The undersigned appoints each of Samuel R. Allen and Gregory R. Noe, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)